As filed with the Securities and Exchange Commission on May 27, 2016

Registration No. 333-210808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	1000	03-0611187
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15500 Roosevelt Blvd, Suite 303

Clearwater, FL 33760

Tel:  (727) 533-5555

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Copies of communications to:

John O’Leary, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Offering Price		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, par value $0.001 per share	10,000,000		$ 0.25	(2)	2,500,000	$ 251.75
Common shares, par value $0.001 per share	12,008,002	(3)	$ 0.25	(4)	3,002,001	$ 302.30
Common shares, par value $0.001 per share, issuable upon the exercise of warrants at a fixed price of $0.25 per share	574,000	(5)	$ 0.25	(4)	143,500	$ 14.45
Common Shares, par value $0.001 per share, issuable to placement agent upon the exercise of warrants at a fixed price of $0.25	1,000,000	(6)	$ 0.25		250,000	$ 25.18
Total Registration Fee						$ 593.68

(1)

In accordance with Rule 416, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)

This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 12,008,002 common shares previously issued to the selling shareholders as named in the Resale Prospectus.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o), promulgated under the Securities Act.
(5)

Represents 574,000 shares of the Registrant’s common shares being registered for resale that have been or may be acquired upon the exercise of warrants that have been previously issued to selling shareholders named in the Resale Prospectus.

(6)

We have agreed to issue, on the closing date of this offering, 1,000,000 warrants to our placement agent, GVC Capital, LLC (the “Placement Agent”), exercisable at a rate of $0.25 per share. The common stocks underlying the Placement Agent Warrants are exercisable within [  ].

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus. A prospectus regarding our offering of up to 10,000,000 shares of our Common Stock in a secondary public offering (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $2,500,000. The offering price is $0.25 per share for newly issued shares.  In addition,  we are registering 1,000,000 Common Shares issued to our placement agent, GVC Capital, LLC (the “Placement Agent”), underlying warrants paid to the Placement Agent.

•

Resale Prospectus. A prospectus to be used for the resale by selling shareholders (the “Selling Shareholders”) of up to 12,008,002 shares of the Registrant’s common stock and 574,000 shares of common stock underlying warrants. (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•

they contain different outside and inside front covers;

•

they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•

they contain different Use of Proceeds sections on page 24;

•

the Capitalization and Dilution sections are deleted from the Resale Prospectus on page 25 and page 27, respectively;

•

a Selling Shareholder section is included in the Resale Prospectus beginning on page 75;

•

references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•

the Underwriting section from the Public Offering Prospectus on page 79 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•

the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	May 27, 2016

ENDURANCE EXPLORATION GROUP, INC.

10,000,000 COMMON SHARES

This is a secondary public offering of Endurance Exploration Group, Inc. We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $0.25 per share for the duration of this Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a best efforts basis.

The shares will be offered for sale at a fixed price of $0.25 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $2,500,000.  However, since the Offering is being conducted on a “best-efforts” basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, and investors are advised that they will not be entitled to a refund and could lose their entire investment.  In addition, we are registering 1,000,000 Common Shares, underlying warrants, issuable to our placement agent, GVC Capital, LLC (the “Placement Agent”), exercisable at a rate of $0.25 per share.

The Selling Shareholders of the Company are concurrently offering for resale 12,008,002 shares of Common Stock of the Company, and 574,000 shares of Common Stock underlying warrants of the Company, which is covered in a separate Resale Prospectus.

Investing in our Common Shares involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Shares in “Risk Factors” beginning on page 17 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$ 0.25	$ 2,500,000
Placement Agent Commissions (1)	$ 0.025	$ 250,000
Offering proceeds to us, before expenses	$ 0.225	$ 2,250,000

(1)

 See “Plan of Distribution” beginning on page 79.

The Date of this Prospectus is: ____________________, 2016

GVC Capital, LLC

Company Advertisement

ENDURANCE EXPLORATION KNOWS DEEP WATER

Using state-of-the-art tech, underwater robotics, intensive historical research and the spirit of Shackleton, our mission is to seek out and recover long-lost riches from ships vanished in the ocean's depths.

ENDURANCE

EXPLORATION GROUP, INC.™

MARINE SURVEY, SEARCH & RECOVERY

"Men wanted for hazardous journey. Small wages. Bitter cold. Long months of complete darkness. Constant danger. Safe return doubtful. Honor and recognition in case of success."

Sir Ernest Shackleton Recrutiment Ad

1912 London Newspaper / Imperial Trans-Antarctic Expedition

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	17
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	23
USE OF PROCEEDS	24
DIVIDEND POLICY	24
CAPITALIZATION	25
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	25
DILUTION	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28
CORPORATE STRUCTURE AND HISTORY	34
OUR BUSINESS	35
MANAGEMENT	48
EXECUTIVE COMPENSATION	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	59
DESCRIPTION OF SECURITIES	60
PLACEMENT AND PLAN OF DISTRIBUTION	62
INTERESTS OF NAMED EXPERTS AND COUNSEL	66
WHERE YOU CAN FIND ADDITIONAL INFORMATION	67
INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	R-14
SIGNATURES	73

Neither we nor the Placement Agent has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only the preliminary prospectus issued on [______], 2016, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and the Placement Agent named herein and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until [______], 2016 (25 days after the commencement of our offering), all dealers that buy, sell, or trade our common stock, whether or not participating in our offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Placement Agents and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Endurance Exploration” and the “Company” refer to the combined business of Endurance Exploration Group, Inc. and its consolidated subsidiaries and affiliates, but do not include the shareholders of Endurance Exploration Group, Inc.

Business Overview

Our Corporate History and Background

We were incorporated as Tecton Corporation, a Nevada corporation, on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006, Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership Tecton.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.  On January 2, 2014, we amended our Articles of Incorporation to change our name to “Endurance Exploration Group, Inc.”  As used in this report, the terms “we”, “us”, “our,” “Endurance” and “the Company” mean Endurance Exploration Group, Inc. (formerly Tecton Corporation), unless otherwise indicated.

Prior to June 2008, we were engaged in the exploration and acquisition of uranium properties that were either past producers or had been the subject of prior work programs and/or contained historic resources. On or about June 1, 2008, we ceased/discontinued operations of our uranium exploration activities; and had incurred to that point a net operating loss of approximately $5,600,000 since inception as we have sought to restructure and find a suitable business opportunity.  We were deemed a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, from the discontinuance of operations in 2008 until the filing of our Form 8-K on December 31, 2013, relating to the acquisition of Endurance Exploration Group, LLC, on that date.

Endurance Exploration Group, LLC

On December 31, 2013, we completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC, a Florida limited liability company (“Endurance LLC”), from its members in exchange for 20,550,539 shares of our common stock. Micah Eldred, who serves as our Chairman, Chief Executive Officer and President, and Carl Dilley who serves as one of our directors and our Vice President, were the owners of all of the interests in Endurance LLC.  Messrs. Eldred and Dilley were also the beneficial owners of a majority of our Common Stock at the time.  Endurance LLC is now a wholly owned subsidiary of ours, and its operations are now our primary focus.

Endurance LLC was formed in 2009 to explore, from an operational and financial perspective, the feasibility and potential economic return of recovering historic and modern day shipwreck cargos. Based on the business started by Endurance LLC, we have developed a research methodology with three goals. The first goal is to establish a comprehensive understanding of the larger economic, technological and social trends that lead to the transport of physical wealth across oceans during different historical periods, along with creating a “High Interest” list of shipwrecks and their cargos lost across various historical periods.  Conflict, accidents and acts of nature claimed a percentage of all voyages, and many of the shipwrecked vessels are believed to have carried a valuable cargo.  The second objective is to identify, from this population of potential shipwreck losses, those shipwrecks that could be legally salvaged and recovered, and the cargos sold, with a positive return on the capital investment required for their location and recovery. The third goal is to move those projects which had the potential to generate positive investment returns into an operational phase with a high, risk-adjusted, chance of success; and, to develop a portfolio of projects in various stages of research, search, survey and recovery.

To that end, we have evaluated historical shipwreck databases holding in excess of 125,000 entries as well as undertaken contextual and keyword library and archival searches. It is important to note that even these massive repositories of data reflect just a small percentage of the 3,000,000+ shipwrecks the United Nations estimates lay on the ocean floor.

From these databases and other searches, we have developed an initial “High Interest” list of approximately 400 shipwrecks. Using criteria including (but not limited to) depth, potential search area, legal concerns, difficulty of excavation and potential value, we further culled the “High Interest” list to approximately two-dozen targets, the “Target List”.  In order for a shipwreck to qualify for our “Target List”, and to potentially move forward as an “Operational Target” (“OT”) -one that we may consider for the search and survey operation phase- the shipwreck must possess the following criteria:

Known Cargo of Value.  Based upon the historical and archival records, an OT must contain a quantifiable cargo of value.  While the historical records may not provide our researchers with an exact present day value of a potential cargo, we must be able to determine a quantifiable “range” of its estimated value based upon cargo manifests or other archival documents.

Known Navigational Data.  Our research must provide information that would allow us to establish a geographically definable search and sinking location and, subsequently, an economically feasible search area for any potential target.

Legal Salvage and Clear Path to Title.  Admiralty law, salvage law, and various sovereign nation’s laws and regulations concerning the search and salvage of historical and modern shipwrecks are complex.  Prior to pursuing an OT, we must be able to establish a clear legal path to the title of any potential recovery, and search and recovery must be made in compliance with international laws and regulations or under specific country permissions.

Potential Returns Exceed Risk-Adjusted Cost of Search and Recovery.   Prior to moving a shipwreck from our Target List to an Operational Target, we evaluate a large number of factors to determine the potential search and recovery costs, and the risks associated with such search and recovery.  Items considered include: a targets location and likely depth, its location from the nearest operational port, the complexity and costs of potential search and salvage, legal issues to title, and many other factors; and, we develop an initial search plan and budget for each potential project.  We recognize the high risk, yet potentially high rewards, of our business; and, we realize that we will not be successful finding or salvaging every project we undertake.  Therefore, prior to moving any project onto the “Operational Target” list, we take a risk-adjusted approach to the potential returns that a project can provide; and we determine if, on a risk-adjusted basis, the potential target is economically feasible and appropriate to add to our portfolio of “Operational Targets”.

Project “Connaught” has now reached operational status. For project Connaught we have now surveyed over 700 square miles in the Western Atlantic Ocean in search of a sunken passenger liner carrying a substantial cargo of gold coinage. In addition to this manifest cargo, we also expect to find additional valuables among the personal stores of the ship’s passengers. In October of 2014 we announced the discovery of the steamship Connaught. In July 2015, we were granted exclusive salvage rights by the US Federal Courts.  Please refer to Current & Ongoing Projects for additional information.

For pre-operational project “Black Marlin”, in November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%). This contract also allows for other potentially valuable “targets of opportunity” within the territorial waters of this nation. We are currently pursuing an option to extend the existing contract. Please refer to Current & Ongoing Projects for additional information.

We believe this survey and recovery capability combined with our proprietary research will allow us to conduct approximately two deep-water surveys per yearly weather window, should we have sufficient capital to undertake such operational surveys.

Description of Key Equipment

In 2011, Endurance LLC began purchasing key equipment for operations. Our equipment purchases have included a 100-foot survey vessel, tethered side-scan sonar units, and light work-class and inspection Remotely Operated Vehicles (ROV), “Shackleton 1” and “Squirt”.

Survey Ship

Our 100-foot survey ship has been recently refurbished to include a sonar winch and the latest in electronics and side-scan sonar survey equipment. Depending on the timeframe, circumstances and our other commitments, we may use this ship or charter another vessel of similar or greater capability.

Sidescan Sonar

Side-scan sonar is currently the industry-standard search methodology used for oceanic search operations.  An unmanned side-scan sonar unit, or “towfish,” is towed behind a manned surface vessel at a pre-set altitude above the seafloor. The sonar unit sends out a “ping” or sound-wave to acoustically map terrain, natural obstructions and man-made objects, including shipwrecks and jettison cargo.

To engage in search operations, we have purchased side-scan sonar systems. Our dual-frequency systems may be set for a range of velocities, search widths and resolutions for both area mapping and high-resolution target prosecution up to 2,000 meters in depth. Our system is compatible with third-party hardware and software systems and meets IHO & NOAA survey specifications. Beyond shipwreck surveys, the system is also capable of cable and pipeline surveys, channel conditioning, geophysical surveys, mine countermeasures and search and recovery operations.

Our sonar systems are a flexible platform from both a hardware and software standpoint, and may continue to be upgraded with industry-standard, off-the-shelf sensor packages.

Potential shipwreck targets found by sonar will be catalogued, evaluated and eventually visually prosecuted using the Shackleton 1 or Squirt ROV systems, or other systems chartered or rented for inspection and recovery missions.

ROV Shackleton 1

The Remotely-Operated Vehicle (ROV) system Shackleton 1 is a light work-class ROV. This system is comprised of underwater lighting, still and motion picture cameras and a single robotic manipulator arm. Initially designed for mid-water industrial applications, the ROV has been redesigned for shipwreck search, identification and cargo recovery operations. Beyond shipwreck operations, the system is also capable of cable and pipeline inspection and repair, geophysical sampling and search and recovery operations.  ROV system “Shackleton 1” is currently in disassembled condition for storage following a scheduled overhaul and will be reassembled prior to any operational requirements.

Employees

The Company has five corporate officers.  Each officer is also an officer of other entities and not full time employees of the Company.

Other Employees and Contractors

We utilize contract personnel for vessel operation during our survey periods, and intend to continue to use contract technicians to perform marine survey and recovery operations in the future. From time to time, we have or intend to hire other contractors, subcontractors and consultants to perform specific services.

Project Operations

Research

During the Colonial period (1500-1850), the world economy was highly dependent on the physical transportation of bullion coinage, precious metals and high-value non-ferrous metals. A small percentage of shipping during this period was lost to storm, fire, acts of war, natural disasters and other causes, both known and unknown. The administration of this economic system required state-level bureaucratic oversight and record-keeping. Many of these historic records are available in publications, libraries, archives and digitized formats in depositories across the world. Though many records have been lost to time, enough remain to create in-depth, credible project profiles for potential excavation targets.

To that end, we have created a series of regional and period-specific databases from which to compare, evaluate and select potential targets for research, discovery and eventual excavation and recovery.

The graphics below are a visual representation of selected world regions containing our “High Interest” database of shipwrecks and their approximate location and time of sinking.

Before search or recovery operations may begin, we seek to understand every factor necessary to mount a recovery operation with a high probability of success.

These factors include, but are not limited to:

•

The historical context of the shipwreck, including political forces, technological developments, important contextual persons and events and the public reaction to the loss.

•

Any images of the shipwreck, including still photography, motion pictures, drawing, paintings, recreations and/or models.

•

A complete sinking timeline, including as much information as possible on weather patterns, departure date/time, intended course, course corrections, witness/observer statements. This includes any statement, fact or event material in any way to the sinking.

•

A proposed search area with a high-probability of success, including an evaluation of all factors listed in the “Sinking Timeline” as well as any territorial boundaries or environmental factors.

•

An Identification Guide, enabling rapid qualification or rejection of potential targets based on sonar and visual imagery, thus limiting expensive ship time on station.

•

Cargo evaluation, evaluating the historical records on the target’s cargo and potential modern-day value.

•

Any encumbering factors, including territorial ownership of waters, insurance claims, potential cargo claims and sovereign rights. We will not begin a project without a legal path to possession.

•

All of the above information is gleaned from publications, libraries, archives and digitized medium. Development of further projects is a continuous, ongoing process.

Search

Most operational projects begin with a sonar search phase. We have outfitted our vessel with state-of-the-art sonar systems, an industry standard for underwater search operations. Our vessel tows the sonar systems to map the seafloor and search for targets. Potential targets are then selected from the sonar imagery using a combination of computerized post-processing and expert evaluation. While some shipwreck targets may be positively identified using high-resolution sonar system, others may need visual identification using an underwater camera ROV (Remote Operated Vehicle) system or an AUV (Autonomous Underwater Vehicle).

Recovery

Once a target is positively identified, excavation and recovery operations will begin using our “Shackleton 1” light-work class ROV system, or other chartered ROV systems.  Shackleton 1 will document the site using sonar, still and motion-picture imagery. It will then be used for any necessary excavation, as well as coinage, bullion and/or other recovery operations.

Post-Recovery Conservation

Coinage, precious metals and non-ferrous metals typically require a minimum amount of post-recovery conservation. In order to preserve the value of the recovered cargo, we will have an on-site facility capable of properly storing and transporting all recovered coinage, precious metals and non-ferrous metals to definitive and final conservation and storage prior to sale.

Sales

We intend to recover coinage and bullion precious metals, including but not limited to gold and silver. We believe that bullion metals, numismatically-graded coinage and non-graded coinage have significant value in the collector market. We intend to sell the existing independent coin dealers as well as directly to the collector and consumer market through the internet.

Current & Ongoing Projects

Project Connaught Research Summary

The Connaught was a steam-powered packet ship, part of a fast and indispensable transatlantic communication link, the perfect vessel to rapidly ferry mails and passengers between Britain and the United States. Large for her time, she was a side-wheel steamer constructed almost entirely of iron.

On her last voyage, the Connaught left Great Britain, bound for the United States. She carried several dozen first-class passengers, more than four hundred steerage passengers and a full crew of nearly 130. The Connaught also disembarked with a cargo of gold coins, and the Captain assumed an uneventful voyage.

According to reports, when heavy seas set in, the Connaught began to roll heavily. Though the initial problem was temporarily fixed, twelve hours later the same roll started again. Making matters worse, fire broke out. Buckets and pumps were manned, but the water rose rapidly and extinguished the furnaces, rendering the ship immobile. The fire quickly spread, driving the passengers above decks.

The purser and two men attempted to rescue the gold shipment, but were driven back by the smoke and flames. A nearby ship came to the rescue, bravely maneuvering close to the Connaught and running a line between the two to facilitate transfer of passenger. Per age-old protocol, the Captain was the last man off the ship.

Virtually nothing was saved. Nearly every trunk and stitch of clothing was lost, including all the money of the first-class passengers. Early the next morning, a passing ship fell in with the Connaught, shadowing the stricken vessel through her final hours. The burning Connaught exploded and sank by the stern, leaving only an overturned lifeboat, light portions of the decking and a few trunks. The passing ship spent an hour recovering debris, dutifully recorded the sinking position, and then sailed on to New York.

Historic image of Paddle Steamship Connaught

Source: National Maritime Museum, Greenwich, U.K.

Project Connaught – Current Status

In October of 2014 we positively identified the location of the Connaught through sonar imagery and video footage. In July 2015, we were granted exclusive salvage rights by the US Federal Courts, and we returned to the site of the Connaught to begin salvage efforts, and retrieved the first artifacts from the debris field.

Our salvage operations have been temporarily hampered by the discovery of a mass of man-made debris and large commercial fishing nets concentrated around the aft section of the wreck. We have determined the appropriate equipment and methodology to clear these obstacles, and intend to return to the wreck site with these tools as soon as practical.

Given the task list and the short weather window that we can work in the North Atlantic, we intend to resume our salvage operations in summer of 2016. The cost of recovering the cargo of the Connaught is estimated to be $1,200,000 - $1,500,000. The Company needs additional working capital to recover the cargo of the Connaught. There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to recover the cargo of the Connaught.

High-resolution sonar image of the steamship Connaught

Source: Endurance Exploration Group, Inc. August 2015

A recovered Chinaware logo of the Atlantic Royal Mail Steam Navigation Company, Ltd., colloquially known to passengers and the public as the “Galway Line” and owner of the Connaught.

ATLANTIC ROYAL MAIL STEAM NAVIGATION COMPANY LIMITED

Source: Endurance Exploration Group, Inc. August 2015

Underwater view of shipwreck Connaught debris field

Source: Endurance Exploration Group, Inc. August 2015

Underwater view of shipwreck Connaught ribs and hull plates

Source: Endurance Exploration Group, Inc. August 2015

Project “Black Marlin”- Research Summary

In the end of the 17th century, the world economy was fueled by the Spanish silver mines of the Americas, and the European demand for Asian drugs, spices, commodities and teas. This trade was based on the exchange of precious metals for goods, and silver was the only European payment acceptable to Asian trading partners.

The “Black Marlin” was one such vessel engaged in this trade. She was an English East Indiaman, more than 700 tons, three decks high and armed with many cannon. In addition to the silver coin expected by Asian merchants, she also carried lace, golden fabric, beaver fur, tobacco, wine, cloth and iron nails.

The shipping routes of the time took the English ship to the Indian Ocean for resupply in the middle of her long voyage to the East.  According to reports, unknown to her Captain and crew, nearby European enemy ships were hunting for English shipping. They discovered the “Black Marlin” was in the area and sailed to intercept. The European enemy ships approached the English ship under a false flag and prepared to attack.

The trap set and ready to attack, the Europeans demanded the surrender of the English vessel. Instead of surrendering, the English captain counterattacked, and the vessels began to exchange heavy cannon fire, beginning a pitched fight that would continue over many hours. In a last-ditch effort to escape, the English ship unfurled her sails and attempted to sail away. The Europeans quickly caught up and soon the English ship was disabled and unable to continue fighting.

Rather than surrender, the Captain of the English ship set his own vessel on fire, escaping in a small boat with a chosen group of men while allowing his own ship and abandoned sailors to burn. The fire reached the gunpowder storage, and the English ship burned vigorously and sank, taking with her a rich cargo of silver.

We believe this shipwreck lies at a depth of between 500-3000 meters of water.

Woodcut graphic depicting the sinking of “Black Marlin”

Source: “A Sea Fight in 1690. (1893) Tuapeka Times, Rōrahi XXV.”

Project “Black Marlin” – Current Status

In November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for the location and recover the “Black Marlin” and her silver cargo.  We are currently pursuing an option to extend the existing contract. Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%). The Company needs additional working capital to undertake the search for the “Black Marlin.” There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to  search for, or recover  the “Black Marlin.”

By selecting “Black Marlin” as our second project and since the “Black Marlin” was reported to have been lost within 12 nautical miles of land, it was necessary, in the ordinary course of our business, to seek permission of the coastal state to work in their territorial waters.  We are not under any obligation to undertake this project and if, at any time, events in the area or our continuing research revealed a lost shipwreck that is a more logical choice to undertake as our second project, we will make that change in project priorities.

Project “Black Marlin” – Targets of Opportunity “Wahoo” and “Dolphin”

As part of discussions pertaining to project “Black Marlin,” we have learned of two shallow-water “targets of opportunity” within the same territorial waters as the “Black Marlin.” Believed to be English East Indiaman, these wrecks (code-named “Dolphin” and “Wahoo”) remain unidentified at this time. Until these wrecks are identified, it will not be possible to generate any estimate on the potential value, if any. We expect to begin operations on these wrecks in conjunction with the “Black Marlin” in 2016.

Patents, trademarks, licenses, franchises and concession

Currently, we neither own nor rely on any patents, trademarks, licenses or franchises.  We have been granted a concession for shipwreck search and recovery in the territorial waters of an East African island nation by the government of that nation.  The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%).

Competition

There are a number of competing entities engaged in aquatic research, survey, inspection and the various aspects of the shipwreck salvage business. One or more of these competing entities may locate and recover a shipwreck that we intend to locate and recover. In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of shipwreck salvage.

Governmental and Environmental Regulation

We are subject to local, state and national taxation. Additionally, our operations are subject to a variety of national, federal, state, local and international laws. In particular, the legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may restrict our operations and prevent or cause us to suspend or abort particular searches or salvage operations.

Project “Black Marlin” – Government or environmental regulations that may restrict our operations.

The island nation has signed and ratified the United Nations Convention on the Law of the Seas (the “LOS”).  In this capacity and in keeping with the provisions of the LOS, the island nation asserts jurisdiction over its territorial waters, defined by the LOS as 12 nautical miles, 22.2 kilometers or 13.1 miles from the low water mark of the coastal state. Based upon  our historical research, we believe the “Black Marlin” sank within the territorial waters of the island nation.  While the island nation is not a signatory to nor has it ratified the International Convention on Salvage (“ICS”), the Company and its contractors operate in accordance the provisions of the ICS.  Those provisions state generally, that in undertaking salvage a salvage company shall exercise due care in order to minimizing damage to the environment.  Damage to the environment is defined by the Treaty under Article 1 (d) as follows:  “Damage to the environment” means substantial physical damage to human health or to marine life or resources in coastal or inland waters or areas adjacent thereto, caused by pollution, contamination, fire, explosion or similar major incidents.” The Company and its contractors take into account complying with the ISC when estimating costs for the “Black Marlin” cargo recovery operations. The island country has no written laws or regulations with respect to salvage operations in general and has placed no additional restrictions on the operations of the Company when it begins operations to locate and recover the “Black Marlin’s” cargo.

Project Connaught – Government or environmental regulations that may restrict our operations.

We believe that the target site identified as Connaught is the wreck of the Connaught a paddlewheel steamer that sank in October 1860. That shipwreck is located approximately 125 miles off the coast of the United States of America (“U.S.”). While the U.S. has not ratified the LOS, this location is recognized under U.S. law as being in international waters. The Company has elected to submit itself to the jurisdiction of the United States Federal Courts by filing a case in admiralty on October 3, 2014 in the U.S. District Court, Middle District of Florida. The process of adjudicating ownership and claims, including the Company’s request for a salvage claim or, in the alternative, title to the ship and its cargo, will proceed in the U.S. Court pursuant to U.S. admiralty law. The right to salvage a privately own vessel is not subject to approval of the U.S. Courts or any government agency. Once a party has submitted themselves to the jurisdiction of the U.S. Federal Courts, the Court can determine the ownership rights to the cargo salvaged and the amount of a salvage award according to precedent cases ruled upon by the U.S. Supreme Court. The Company makes its claims based upon those legal precedents.

The United States Coast Guard undertakes marine environmental protection in U.S. waters pursuant to Volume IX of its Marine Environmental Protection – Marine Safety Manual – COMDTINST M16000.14. As specified in Chapter 1 on page 16, the U.S. Coast Guard also looks to the International Convention on Salvage for guidance on salvage operations even though the U.S. has not ratified that treaty.  The Company and its contractors expect to conduct salvage operations within the guidelines of the ICS. The Company and its contractors take into account complying with the ISC when estimating costs for the Connaught cargo recovery operations.

THE OFFERING

Securities being offered

Up to 10,000,000 shares of Common Stock and 1,000,000 shares of Common Stock underlying warrants.  Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES”.

Offering Type

The Offering is being conducted on a best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.25

No Revocation

Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Duration of Offering

The Offering shall continue until all shares offered hereunder have been sold or until the expiration of a 180 day period from the date of effectiveness of this Registration Statement, unless such period is extended by our Board of Directors.

Number of Shares Outstanding Before the Offering

As of the date of this Registration Statement there are 43,024,369 shares of Common Stock, and 0 shares of Preferred Stock, issued and outstanding.

Upon the completion of the Offering under this Registration Statement, there will be 54,024,369 shares of Common Stock outstanding provided all of the shares offered hereby are sold and all the shares underlying warrants are exercised.

Ticker Symbol	“EXPL” – Listed on the OTCQB

Net Proceeds to the Company

The Company is offering 10,000,000 shares of Common Stock, $0.001 par value and at an offering price of $0.25 per Share for maximum net proceeds to the Company of $2,207,915. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Substantial expenditures will be required to enable the Company to scale up its operations and quality of services. While the Company believes that if all shares offered hereunder are sold, the net proceeds should be sufficient to permit the Company to continue operations and meet its capital requirements for approximately twelve (12) months, it is anticipated that the Company may need to raise additional capital to maintain operations, facilitate future growth and support its long-term growth initiatives. In addition, if not all of the Shares offered hereunder are sold, the Company will need to obtain substantial additional funds much sooner, and possibly within twelve (12) months after this Offering to grow and expand its operations. Therefore, it is likely that the Company would need to seek additional financing through subsequent future private sales of its debt or equity securities to fund its growth plans.

There can be no assurance, however, that such efforts can generate availability of additional funds when needed, or on terms acceptable to the Company, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to curtail its expansion plans, which will adversely affect its revenue and profitability.

Use of Proceeds

If all of the shares of Common Stock offered hereunder are sold, the net proceeds to the Company from the sale of the shares will be approximately $2,207,915. The offering proceeds will be utilized mainly for expenditures relating to our shipwreck search and salvage operations.

FINANCIAL SUMMARY

In the tables below, we provide you with our summary financial data for the periods indicated. We have derived the following summary statement of operations data for the Quarter ending March 31, 2016 and 2015, years ended December 31, 2014 and 2015, and summary balance sheet data as of March 31, 2016 and 2015, December 31, 2014 and 2015 from our audited and unaudited financial statements appearing elsewhere in this prospectus. You should read this summary financial data together with the historical financial statements and related notes to those statements, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus.

Our historical results are not necessarily indicative of the results to be expected in the future.

Endurance Exploration Group, Inc.

Summary Financial Data

Statement of Operations Data	March 31,		December 31,
	2015	2016	2014	2015

Revenue	$ 0	$ 0	$ 0	$ 0
Expenses	72,836	79,430	682,614	1,035,156
Net loss from operations	$ (72,836)	$ (79,430)	$ (682,614)	$ (1,035,156)

Number of preferred shares outstanding	0	0	0	0
Number of common shares outstanding	37,255,527	43,024,369	36,628,860	43,024,369
Earnings allocated per preferred share	0	0	0	0
Earnings allocated per common share	$ (73,211)	$ (79,805)	$ (684,114)	$ (973,512)

Earnings per preferred share	$ 0	$ 0	$ 0	$ 0
Earnings per common share	$ (0.002)	$ (0.002)	$ (0.02)	$ (0.02)

The following table presents our summary balance sheet data as of December 31, 2015 and March 31, 2016:

•

on an actual basis; and

•

on an as adjusted basis to give effect to our sale of 10,000,000 shares of common stock in this offering at the public offering price of $0.25 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Balance Sheet Data	(Unaudited) Actual		(Audited) Actual
	As of March 31,		As of December 31,
	2016	As Adjusted(1)	2014(1)	2015(1)	As Adjusted(1)

Cash and cash equivalents	3,972	$ 2,211,887	$ 1,050	$ 825	$ 2,208,740
Working Capital	(25,771)	2,182,144	(528,371)	28,413	2,236,328
Total Assets	658,066	2,865,981	369,852	675,540	2,883,455
Total Liabilities	384,743	384,743	529,421	322,412	322,412
Equity	273,323	2,481,238	(159,569)	353,128	2,561,043
Number of Shares Outstanding	43,024,369	53,024,369	36,628,860	43,024,369	53,024,369

(1)

Our pro forma presentation reflects net proceeds of $2,207,915 which reflects the maximum of 10,000,000 shares sold at a price of $0.25 per share.

RISK FACTORS

Risks Related To Our Overall Business Operations

Because of the speculative nature of our operations, there is substantial risk that no commercially exploitable cargo will be found and our business will fail.

We have only just begun operations, and thus have no way to evaluate the likelihood that we will be successful in our efforts to locate and monetize lost shipwrecks. You should be aware of the difficulties normally encountered by similar companies and the high rate of failure of such enterprises. The search for shipwrecks as a business is inherently risky. We may not find any commercially exploitable shipwrecks. In such a case, we may be unable to continue operations, and you could lose your entire investment.

We have a limited operating history with a history of losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have not generated any revenues since January 19, 2006 (inception) and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Unless and until we are able to generate revenues we will continue to sustain losses.

There is doubt about our ability to continue as a going concern due to recurring losses from operations and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our consolidated statements of operations for the years ended December 31, 2015, and 2014, reflect net losses of $973,512 and $684,114 respectively.  These factors raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

In light of the acquisition of the membership interests of Endurance Exploration Group, LLC on December 31, 2013, and since both entities were under common control, the comparative financial statements are presented as if the previously separated entities were combined. We are currently evaluating acquisitions and other business opportunities. Our continuation as a going concern is dependent upon our ability to recover and monetize valuable shipwreck cargoes and to secure investment capital from future funding opportunities.  No assurance can be given that we will be successful in these efforts.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur we may need to adjust our business strategy to meet these changes or we may otherwise find it necessary to restructure our operations or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets.

We will continue to experience losses from both pre-operational expenditures as well as planned operations.

We have experienced a net loss in every fiscal year since our inception. Even if we do generate operating income in the future, subsequent developments in our industry, customer base, business or cost structure, or an event such as litigation may cause us to experience operating losses. We may not become profitable in the future.

We are subject to macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of start-up companies, all of which may adversely affect our financial results and growth.

Macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of a shell company can adversely affect us. These factors include:

•

changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S. and financial markets;

•

war, civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

•

outbreaks of pandemic or contagious diseases;

•

climate change and resource scarcity, such as water and energy scarcity;

•

natural or man-made disasters, such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

•

low consumer confidence, high levels of unemployment and depressed housing prices;

•

domestic and international political and geo-political conditions;

•

changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•

the costs and administrative burdens associated with compliance with applicable laws and regulations;

•

changes in operating costs, including, but not limited to, energy, benefits, insurance and unanticipated costs resulting from force majeure events; and

•

the lack of availability, or increase in the cost, of capital for us.

We may seek to expand through acquisitions of and investments in other businesses or through business alliances. These acquisitions and investment activities may be unsuccessful or divert our management’s attention.

We intend to consider strategic and complementary acquisitions of and investments in other businesses or other assets. Furthermore, we may pursue these opportunities in alliance with existing businesses. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

•

issuing shares of stock that could dilute the interests of our existing stockholders;

•

spending cash and incurring debt;

•

assuming contingent liabilities; and

•

creating additional expenses.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of a revolving credit facility or other indebtedness we may incur.

The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, or other assets, including difficulties relating to:

•

coordinating sales, distribution and marketing functions;

•

integrating technology information systems; and

•

preserving the important licensing, distribution, marketing, customer, labor and other relationships of the acquired assets.

In addition, any such acquisitions, investments, or alliances could demand significant attention from our management that would otherwise be available for our regular business operations, which could harm our business.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon our ability to find, excavate and monetize the cargo of shipwrecks. We cannot guarantee that the sales of the recovered cargo and/or related products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. Success in raising necessary funds is not guaranteed.

We depend on key personnel and face competition in hiring and retaining qualified personnel.

Key management and operational personnel may be difficult to replace. We do not have any employment or noncompetition agreements with our key personnel. We may not be able to recruit or retain qualified employees in the future, which could affect our business.

Our background research and data-gathering may prove unreliable.

The success of any marine salvage project is highly dependent on background research and data. Background research and data-gathering may prove to be imprecise, misleading, incomplete and/or unreliable. This data and research is further affected by the interpretation process due to factors such as analyst misinterpretations, erroneous calculations, and/or translation errors.

Operations may be hindered by natural hazards and weather patterns.

Marine salvage operations are inherently technologically challenging and may be delayed, suspended or aborted due to weather, sea conditions or other natural hazards. Operations may be dependent on both predictable and unpredictable seasonal weather cycles. We may not be able to logistically begin, continue or complete operations during favorable weather conditions. Both predictable and unpredictable weather events, including but not limited to storms, cyclones, hurricanes, typhoons and tsunamis, may delay, suspend or cause us to abort particular salvage operations.

We may discover a commercially exploitable shipwreck cargo but be unable to successfully recover the cargo.

If our search program is successful in discovering a commercially exploitable cargo, we may require additional funds in order to advance operations into commercial recovery. In such an event, we may be unable to obtain the funds, equipment and/or personnel in order to continue operations, and we may be unable to generate revenues.

We may be unable to establish or maintain rights to recovered objects.

Persons and entities other than us may claim title to the shipwrecks and/or valuable cargo that we may recover. Even if we are successful in locating and recovering shipwrecks and/or valuable cargo, we cannot assure we will be able to establish our rights to property recovered if challenged by governmental entities, prior owners, or other attempted salvors claiming an interest therein. In such an event we could spend a great deal of time and money on a shipwreck project, and receive no salvage claim or revenue for our work. Our shipwrecks may be in controlled water where the policies and laws of a certain government may change abruptly, thereby impacting our ability to operate in those zones.

The profitability of our operations is directly related to the market price of metals and the numismatic coin market. The market prices of metals and the numismatic coin market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the metals and numismatic market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of metals or numismatic coins make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the metals or numismatic market may force us to curtail or cease our business operations.

We face significant competition from better-established competitors

We compete with other interests possessing greater financial resources and technical facilities than we do in connection with the discovery and excavation of shipwrecks.

Risks Related To Ownership of Our Stock and this Offering

The market price of our common stock can be volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our shares is volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publically traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and us in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant shareholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your stock.

We have never declared or paid any cash dividends on shares of our common stock and we are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share, subject to certain exemptions. As our common stock is a “penny stock,” it is subject to Rule 15g-9 under the Exchange Act, the so called “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a liquid market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

Micah Eldred and Carl Dilley own a significant majority of our voting shares and their interests may differ from those of our other shareholders.

As of March 31, 2016, Micah Eldred and Carl Dilley, and affiliated entities, own approximately 45.08% and 23.87% of our issued and outstanding shares of common stock, respectively (see “Security Ownership of Certain Beneficial Owners and Management”), and they will have significant influence over the outcome of matters that require shareholder approval, including election of directors and, accordingly, over our business and corporate matters.  They may exercise their voting rights in ways that they believe is in their best interests, which may conflict with the interest of our other shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds”. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;
•

actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;
•	actual or expected changes in our growth rates or our competitors’ growth rates;
•	developments in the financial markets and worldwide or regional economies;
•	announcements of innovations or new products or services by us or our competitors;
•	announcements by the government relating to regulations that govern our industry;
•	sales of our common stock or other securities by us or in the open market; and
•	changes in the market valuations of other comparable companies.

In addition, if the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

DETERMINATION OF OFFERING PRICE

The offering price of our common shares was arbitrarily determined by our management after consultation with the placement agent and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our Common Shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our common shares be regarded as an indicator of any future market price of our securities.

USE OF PROCEEDS

Assuming we raise 100% of the maximum offering amount from this offering, we estimate that the net proceeds from the sale of  stock offered by us will be approximately $2,200,000, based on the public offering price of $0.25 per share, and after deducting placement agent fees and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and obtain the working capital necessary to implement our business plan. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds of this offering. However, we currently intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital, vessel and equipment rental and charters, recovery and survey activities, capital expenditures, employee and contractor compensation, reduction in accounts payables and debt, and other corporate purposes.

We will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market funds, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

Given that there is no minimum offering size, it is possible that we will receive significantly less proceeds than the expected proceeds of $2,200,000. The following is a table that shows the use of proceeds based on the amount of funds we expect to receive on a sliding scale as a percentage of the total offering amount.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$ 625,000	$ 1,250,000	$ 1,875,000	$ 2,500,000
Placement Agent Fees	62,500	125,000	187,500	250,000
Offering Expense	42,085	42,085	42,085	42,085
General Corporate Purposes	$ 520,415	$ 1,082,915	$ 1,645,415	$ 2,207,915

DIVIDEND POLICY

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2016.

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual As of March 31, 2016	As Adjusted
Stockholders' equity:
Common Shares ($0.01 par value; 100,000,000 shares authorized, 43,024,369 shares issued and outstanding on an actual basis), and 53,024,369, as adjusted (1)	430,244	530,244
Preferred Shares ($0.001 par value; 10,000,000 shares authorized, none issued and outstanding)
Additional paid-in capital	6,520,724	8,628,639
Retained earnings	(6,677,645)	(6,677,645)
Total stockholders' equity	$ 273,323	2,481,238
Total capitalization	$ 658,066	$ 2,865,981

MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the OTCQB electronic quotation system under the symbol “EXPL”. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following table sets forth the high and low bid prices for the common stock as reported for each quarterly period from the last two years.

High and Low Bid Prices on Our Common Stock

Year	Quarter Ended	High	Low
2016	March 31	$0.445	$0.20
2015	December 31	$0.60	$0.15
2015	September 30	$1.00	$0.41
2015	June 30	$1.00	$0.21
2015	March 31	$0.57	$0.10
2014	December 31	$0.60	$0.10
2014	September 30	$0.6099	$0.25
2014	June 30	$1.10	$0.41

As of March 31, 2016 there were 414 active shareholders of record. The Board of Directors believes that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors.

Warrants and Options

As of March 31, 2016, we had issued non-qualified options to a number of our officers, directors, and employees to purchase 5,000,000 shares of our common stock at any time prior to December 31, 2017, with an exercise price of $0.25 per share, and placement agent warrants to purchase 574,000 shares of our common stock at any time prior to December 22, 2025, with an exercise price of $0.25 per share.

Transfer Agent and Registrant

Our transfer agent is Island Capital Management, LLC, doing business as Island Stock Transfer, and can be reached at the following address:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Tel: (727) 289-0010

Our transfer agent is controlled by Micah Eldred, our Chairman, Chief Executive Officer and President.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the equity compensation plans under which our equity securities could be issued as of March 31, 2016:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by shareholders	0	0	0
Equity compensation plans not approved by shareholders(1)	5,000,000	$ 0.25	2,000,000
Totals	5,000,000	$ 0.25	2,000,000

(1)	Includes shares of our common stock authorized for awards under the 2014 Non-qualified Stock Option Plan.

Our Board of Directors adopted the 2014 Non-qualified Stock Option Plan on December 31, 2013.  The Plan will terminate on December 31, 2017, unless earlier terminated by the Board.  Under the Plan, 7 million shares of common stock are reserved for issuance to non-employee directors, officers, employees, consultants and advisors.  The terms of each option award will be determined by the Board, or a duly appointed board committee, provided that no employee may receive options to purchase more than 5 million shares under the Plan, the exercise price must be at least equal to the fair market value of a share of common stock (as defined in the Plan) on the date of grant, and no option may be exercisable more than 10 years after the date of grant.  Shares awarded under the Plan may be from authorized and unissued shares or treasury shares.

DILUTION

If you invest in our common shares, your investment will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of our common shares immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of March 31, 2016 was $0.007, per common share, based on 43,024,369 common shares outstanding.  Investors will incur further dilution from (i) assuming the sale by us of 10,000,000 common shares offered in this offering at an assumed public offering price of $0.25 per Common share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2016 would have been $0.047, per Common share.  This represents an immediate increase in net tangible book value of $0.040 per Common share to our existing shareholders and an immediate dilution of $0.203 per Common share to the new investors purchasing our common shares in this offering.

The following table illustrates this per share dilution:

Public offering price per Common share	$ 0.25
Net tangible book value per Common share as of March 31, 2016	$ 0.007
Net tangible book value per Common share after this offering	$ 0.047
Dilution per Common share to new public investors	$ 0.203

The discussion and tables above are based on (i) 43,024,369 common shares issued and outstanding as of March 31, 2016 and (ii) 10,000,000 common shares issued in the public offering.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of Endurance Exploration Group, Inc. and its subsidiaries as reflected in the audited consolidated financial statements included herein.

This discussion should be read in conjunction with the condensed consolidated financial statements and notes included elsewhere in this registration statement.

Our discussion and analysis may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates, forecasts, and projections about the Company, our beliefs, and assumptions made by us. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plan,” “seek,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives, or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including those discussed below and elsewhere in this report. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the risk factors which are identified in this registration statement, including factors identified under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

All dollar amounts refer to US dollars unless otherwise indicated.

Plan of Operation

Side-scan sonar survey operations on Project Connaught began in July of 2013. Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets. In October of 2014 we positively identified the target of Project “Sailfish,” as that of the Steamship Connaught via video and sonar imagery.  We intend to return to the site of the Connaught in 2016 to begin recovering its cargo. The cost of recovering the cargo of the Connaught is estimated to be $1,200,000.  The Company needs additional working capital to recover the cargo of the Connaught.  There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to recover the cargo of the Connaught.

In November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  We are currently pursuing an option to extend the existing contract. Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%).  The cost of finding and recovering the cargo of the “Black Marlin” is estimated to be $2,000,000. The Company needs additional working capital to undertake the search for the “Black Marlin”.  There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to search for and recover the cargo of the “Black Marlin”.

Results of Operations

The following information represents our results of operations for the three months ended March 31, 2016 and 2015

Revenue

Since inception through March 31, 2016, we have not generated any revenues.  However, during this period of time, the Company has acquired a ship, side scan sonar, topside computer processing of sonar images and a remotely operated vehicle with cameras that can visually inspect things located by the side scan sonar.  The Company, through contracted personnel, has also developed an operational capability for this ship and its equipment.  The Company can also access, on a contract basis, additional ships, equipment and personnel on a case-by-case basis when needed.  This capability allows the Company to offer aquatic research, survey, inspection and recovery, as well as maritime contract services and consulting to both the public and private sectors that contract for such equipment and services.  As of the time of this filing there are no agreement or contracts for the use of the Company equipment or the services described herein and the Company needs additional working capital to continue to offer said equipment and services.  Therefore, the Company cannot represent that, in the future, it will ever generate revenue from aquatic research, survey, inspection and recovery projects, as well as maritime contract services and consulting.

Expenses

We incurred operations and research expenses of $13,757 for the three months ended March 31, 2016 as compared to $11,736 for the three months ended March 31, 2015, an increase of $2,021.  The primary reason for this three month net increase is a result of the increased spending on salvage operations.

We incurred marketing and promotion expenses of $4,176 for the three months ended March 31, 2016 as compared to $0 for the three months ended March 31, 2015, an increase of $4,176.  This increase is primarily due to an increase in both advertising and printing expenses.

We incurred general and administrative expenses of $35,876 for the three months ended March 31, 2016 as compared to $37,749 for the three months ended March 31, 2016, an decrease of $1,873.  The general and administrative costs consist primarily of legal and professional fees.

Other Income (Expense)

For the three months ended March 31, 2016 and 2015, other income (expense) consisted only of interest expense of $375 and $375 respectively.

Net Losses

For the three months ended March 31, 2016, we incurred a net loss of $79,805 as compared to a net loss of $73,211 for the three months ended March 31, 2015.

The following information represents our results of operations for the years ended December 31, 2015 and 2014.

Since inception through December 31, 2015, we have not generated any revenues.  However, during this period of time, the Company has acquired a ship, side scan sonar, topside computer processing of sonar images and a remotely operated vehicle with cameras that can visually inspect things located by the side scan sonar. We have surveyed, using sidescan sonar, over 700 square miles in the North Atlantic. We have positively identified the Steamship Connaught, and have been appointed as salvor-in-possession by the U.S. Federal Court.

While we intend to recover and monetize the cargo of the Connaught, there can be no assurance we will be successful in our efforts.

We do not expect to generate any revenues until we recover the Connaught’s cargo, or the cargo of other shipwrecks.

Even if we are successful in recovering shipwreck cargoes, we would expect any future revenues to be highly inconsistent and unreliable in future periods.

Expenses

We incurred operations and research expenses of $698,849 for the year ended December 31, 2015 as compared to $287,468 for the year ended December 31, 2014, an increase of $411,381.  The primary reason for this increase is a result of the increased spending on salvage operations undertaken in 2015 on the Connaught project.

We incurred marketing and promotion expenses of $52,737 for the year ended December 31, 2015 as compared to $57,943 for the year ended December 31, 2014, a decrease of $5,206.  This decrease is primarily due to a decrease in both advertising and travel expenses.

We incurred $581,377 in stock based compensation for the year ended December 31, 2015 as compared to $73,150 for the year ended December 31, 2014, an increase of $508,227.  The primary reason for the increase is the increase in stock based compensation issued to the salvage contractors.

We incurred general and administrative expenses of $184,539 for the year ended December 31, 2015 as compared to $242,715 for the year ended December 31, 2014, a decrease of $58,176.  The general and administrative costs consist primarily of legal and professional fees.

Other income for the year ended December 31, 2015 consists of cancellation of debt income in the amount of $63,144.  Other income for the year ended December 31, 2014 was $0.

Net Losses

For the year ended December 31, 2015, we incurred a net loss of $973,512 as compared to $684,114 for the year ended December 31, 2014.

Current Liquidity and Capital Resources

Since inception, we have funded our operations through the sale of equity securities and advances made to us by our officers and directors and their affiliated entities.

As of December 31, 2015, we had $825 in cash.

Net cash used by operating activities was $664,113 for the year ended December 31, 2015.

Net cash used by investing activities was $54,944 for the year ended December 31, 2015.

Net cash provided by financing activities was $718,832 for the year ended December 31, 2015. This amount includes $604,832 net of issuance costs, raised from the sale of stock and funds advanced from related parties to facilitate operations for the period.

Other Recent Financings

On April 7, 2014, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $35,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 140,000 shares to Endeavour.

On April 7, 2014, we entered into a Debt Conversion Agreement with Island Capital Management, LLC (“Island”), a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which we issued 280,000 shares to Island.

On June 24, 2014, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by us.  We issued 100,000 shares of common stock to Eclipse Group Inc., with an agreed value of $25,000, under the contract, and reimbursed Eclipse in cash for its cost for the second ROV technician.

On May 15, 2015, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide equipment and personnel.  We issued 2,000,000 shares of common stock to Eclipse Group Inc., with an agreed value of $500,000, under the contract, as prepayment for these services.  Eclipse will invoice against this prepayment as services are rendered.

During the year ended December 31, 2014, Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $281,500 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2014, the aggregate amount of such advances outstanding was $281,500.

During the year ended December 31, 2015, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $67,500, and Micah Eldred made net advances to the Company in the aggregate amount of $25,000 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2015, the aggregate amount of such advances outstanding was $95,500. Interest has not been imputed on this balance as management has deemed it to be immaterial.

From April 2015 until November 2015, we engaged in an offering of up to 15,000,000 shares of common stock at a price of $0.25 per share to accredited investors pursuant to Rule 506(c) under Regulation D and Regulation S.  The offering is now closed, and the Company has sold $717,500 of common stock.  The net proceeds after cash issuance costs was $604,832.

During the year ended December 31, 2015, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $67,500, and Micah Eldred made net advances to the Company in the aggregate amount of $28,000 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2015, the aggregate amount of such advances outstanding was $95,500. Interest has not been imputed on this balance as management has deemed it to be immaterial

During the three months ended March 31, 2016, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $77,500, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of March 31, 2016, the aggregate amount of such advances outstanding was $173,000. Interest has not been imputed on this balance as management has deemed it to be immaterial.

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements.  Our capital requirements for 2016 will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures and/or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions, that would generate sufficient resources to ensure continuation of our operations.

The sale of additional equity or debt securities may result in additional dilution to our shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations.  Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations which could have a material adverse effect on our business, financial condition and results of operations.

Research and Development

For the years ended December 31, 2015 and 2014, we incurred expenses for research consultants and travel of $14,758 and $12,804.

Inflation

The amounts presented in our consolidated financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Critical Accounting Estimates – Stock Based Compensation

We applied the provisions of FASB ASC 718, “Compensation – Stock Compensation,” to account for our stock-based compensation.  Stock-based compensation cost is measured at the grant date based on the calculated fair value of the award.  We measure the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The weighted average grant-date fair value of options granted during 2015 was $.10. We used the following Black-Scholes assumptions in arriving at the fair value of options granted on December 22, 2015:

Expected Life In Years	5.5
Risk-free Interest Rates	.990%
Volatility	133.77%
Dividend Yield	0%

Off-Balance Sheet Arrangements

As of December 31, 2015, we had no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Background

We were incorporated as Tecton Corporation, a Nevada corporation, on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006, Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership Tecton.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.  On January 2, 2014, we amended our Articles of Incorporation to change our name to “Endurance Exploration Group, Inc.”  As used in this report, the terms “we”, “us”, “our,” “Endurance” and “the Company” mean Endurance Exploration Group, Inc. (formerly Tecton Corporation), unless otherwise indicated.

Prior to June 2008, we were engaged in the exploration and acquisition of uranium properties that were either past producers or had been the subject of prior work programs and/or contained historic resources. On or about June 1, 2008, we ceased/discontinued operations of our uranium exploration activities; and had incurred to that point a net operating loss of approximately $5,600,000 since inception as we have sought to restructure and find a suitable business opportunity.  We were deemed a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, from the discontinuance of operations in 2008 until the filing of our Form 8-K on December 31, 2013, relating to the acquisition of Endurance Exploration Group, LLC, on that date.  During our restructuring period from June 2008 until December 31, 2013, we:

Elected a new slate of directors and appointed a new management team focused on finding a suitable business opportunity for us;

Attempted to reorganize our balance sheet through the US Bankruptcy courts by filing a Chapter 11 bankruptcy petition, but later withdrew our petition at the request of the court;

Brought current our filings with the State of Nevada and our financial reporting and disclosure filings with the SEC;

Effected a reverse 1 for 40 reverse split of our common stock;

Amended and restated our Articles of Incorporation to increase the total authorized capital stock to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001;

Paid approximately $292,000 of outstanding debt through the issuance of 12,733,499 newly issued common shares on December 31, 2013; and

Entered into a Share Exchange Agreement, on December 31, 2013, to acquire the ownership interests of Endurance Exploration Group, LLC. for 20,550,539 shares of common stock.

Our fiscal year end was changed from January 31 to December 31 in November 2013.  Our common stock is quoted on the OTCQB electronic quotation system under the symbol “EXPL”.

Endurance Exploration Group, LLC

On December 31, 2013, we completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC, a Florida limited liability company (“Endurance LLC”), from its members in exchange for 20,550,539 shares of our common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC of $381,173 as of December 31, 2013.  Micah Eldred, who serves as our Chairman, Chief Executive Officer and President, and Carl Dilley who serves as one of our directors and our Vice President, were the owners of all of the interests in Endurance LLC.  Messrs. Eldred and Dilley were also the beneficial owners of a majority of our common stock at the time.  Endurance LLC is now a wholly owned subsidiary of ours, and its operations are now our primary focus.

OUR BUSINESS

Overview

Endurance LLC was formed in 2009 to explore, from an operational and financial perspective, the feasibility and potential economic return of recovering historic and modern day shipwreck cargos. Based on the business started by Endurance LLC, we have developed a research methodology with three goals. The first goal is to establish a comprehensive understanding of the larger economic, technological and social trends that lead to the transport of physical wealth across oceans during different historical periods, along with creating a “High Interest” list of shipwrecks and their cargos lost across various historical periods.  Conflict, accidents and acts of nature claimed a percentage of all voyages, and many of the shipwrecked vessels are believed to have carried a valuable cargo.  The second objective is to identify, from this population of potential shipwreck losses, those shipwrecks that could be legally salvaged and recovered, and the cargos sold, with a positive return on the capital investment required for their location and recovery. The third goal is to move those projects which had the potential to generate positive investment returns into an operational phase with a high, risk-adjusted, chance of success; and, to develop a portfolio of projects in various stages of research, search, survey and recovery.

To that end, we have evaluated historical shipwreck databases holding in excess of 125,000 entries as well as undertaken contextual and keyword library and archival searches. It is important to note that even these massive repositories of data reflect just a small percentage of the 3,000,000+ shipwrecks the United Nations estimates lay on the ocean floor.

From these databases and other searches, we have developed an initial “High Interest” list of approximately 400 shipwrecks. Using criteria including (but not limited to) depth, potential search area, legal concerns, difficulty of excavation and potential value, we further culled the “High Interest” list to approximately two-dozen targets, the “Target List”.  In order for a shipwreck to qualify for our “Target List”, and to potentially move forward as an “Operational Target” (“OT”) -one that we may consider for the search and survey operation phase- the shipwreck must possess the following criteria:

Known Cargo of Value.  Based upon the historical and archival records, an OT must contain a quantifiable cargo of value.  While the historical records may not provide our researchers with an exact present day value of a potential cargo, we must be able to determine a quantifiable “range” of its estimated value based upon cargo manifests or other archival documents.

Known Navigational Data.  Our research must provide information that would allow us to establish a geographically definable search and sinking location and, subsequently, an economically feasible search area for any potential target.

Legal Salvage and Clear Path to Title.  Admiralty law, salvage law, and various sovereign nation’s laws and regulations concerning the search and salvage of historical and modern shipwrecks are complex.  Prior to pursuing an OT, we must be able to establish a clear legal path to the title of any potential recovery, and search and recovery must be made in compliance with international laws and regulations or under specific country permissions.

Potential Returns Exceed Risk-Adjusted Cost of Search and Recovery.   Prior to moving a shipwreck from our Target List to an Operational Target, we evaluate a large number of factors to determine the potential search and recovery costs, and the risks associated with such search and recovery.  Items considered include: a targets location and likely depth, its location from the nearest operational port, the complexity and costs of potential search and salvage, legal issues to title, and many other factors; and, we develop an initial search plan and budget for each potential project.  We recognize the high risk, yet potentially high rewards, of our business; and, we realize that we will not be successful finding or salvaging every project we undertake.  Therefore, prior to moving any project onto the “Operational Target” list, we take a risk-adjusted approach to the potential returns that a project can provide; and we determine if, on a risk-adjusted basis, the potential target is economically feasible and appropriate to add to our portfolio of “Operational Targets”.

Projects code-named Connaught has now reached operational status. For project Connaught we have now surveyed over 700 square miles in the Western Atlantic Ocean in search of a sunken passenger liner carrying a substantial cargo of gold coinage. In addition to this manifest cargo, we also expect to find additional valuables among the personal stores of the ship’s passengers. In October of 2014 we announced the discovery of the steamship Connaught, previously identified only as Project “Sailfish”.  In July 2015, we were granted exclusive salvage rights by the US Federal Courts.  Please refer to Current & Ongoing Projects for additional information.

For pre-operational project “Black Marlin”, in November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%). This contract also allows for other potentially valuable “targets of opportunity” within the territorial waters of this nation. We are currently pursuing an option to extend the existing contract. Please refer to Current & Ongoing Projects for additional information.

We believe this survey and recovery capability combined with our proprietary research will allow us to conduct approximately two deep-water surveys per yearly weather window, should we have sufficient capital to undertake such operational surveys.

Description of Key Equipment

In 2011, Endurance LLC began purchasing key equipment for operations. Our equipment purchases have included a 100-foot survey vessel, tethered side-scan sonar units, and light work-class and inspection Remotely Operated Vehicles (ROV), “Shackleton 1” and “Squirt”.

Survey Ship

Our 100-foot survey ship has been recently refurbished to include a sonar winch and the latest in electronics and side-scan sonar survey equipment. Depending on the timeframe, circumstances and our other commitments, we may use this ship or charter another vessel of similar or greater capability.

Sidescan Sonar

Side-scan sonar is currently the industry-standard search methodology used for oceanic search operations. An unmanned side-scan sonar unit, or “towfish,” is towed behind a manned surface vessel at a pre-set altitude above the seafloor. The sonar unit sends out a “ping” or sound-wave to acoustically map terrain, natural obstructions and man-made objects, including shipwrecks and jettison cargo.

To engage in search operations, we have purchased side-scan sonar systems. Our dual-frequency systems may be set for a range of velocities, search widths and resolutions for both area mapping and high-resolution target prosecution up to 2,000 meters in depth. Our system is compatible with third-party hardware and software systems and meets IHO & NOAA survey specifications. Beyond shipwreck surveys, the system is also capable of cable and pipeline surveys, channel conditioning, geophysical surveys, mine countermeasures and search and recovery operations.

Our sonar systems are a flexible platform from both a hardware and software standpoint, and may continue to be upgraded with industry-standard, off-the-shelf sensor packages.

The sonar “towfish” of one of our current survey systems was lost during the final days of our 2013 search operations. For more information on project Connaught, please refer to Current & Ongoing Projects. We expect to purchase, charter or otherwise replace this sonar equipment and capability before beginning any future search operations.

Potential shipwreck targets found by sonar will be catalogued, evaluated and eventually visually prosecuted using the Shackleton 1 or Squirt ROV systems, or other systems chartered or rented for inspection and recovery missions.

ROV Shackleton 1

The Remotely-Operated Vehicle (ROV) system Shackleton 1 is a light work-class ROV. This system is comprised of underwater lighting, still and motion picture cameras and a single robotic manipulator arm. Initially designed for mid-water industrial applications, the ROV has been redesigned for shipwreck search, identification and cargo recovery operations. Beyond shipwreck operations, the system is also capable of cable and pipeline inspection and repair, geophysical sampling and search and recovery operations.  ROV system “Shackleton 1” is currently in disassembled condition for storage following a scheduled overhaul and will be reassembled prior to any operational requirements.

Employees

The Company has five corporate officers.  Each officer is also an officer of other entities and not full time employees of the Company.  A list of the Company’s officers and the average number of hours per week each officer expects to devote to Company affairs are as follows:

Micah Eldred, Director, President and CEO, 20 hours per week.

Carl Dilley, Director and Vice President, 10 hours per week.

Christine Zitman, Director, Secretary, Treasurer and CFO, 20 hours per week.

Guy Zajonc, Director and Vice President, 20 hours per week.

Keith Holloway, Vice President of Shareholder Communications, 30 hours per week.

Other Employees and Contractors

We utilize contract personnel for vessel operation during our survey periods, and intend to continue to use contract technicians to perform marine survey and recovery operations in the future. From time to time, we have or intend to hire other contractors, subcontractors and consultants to perform specific services.  During 2014, two individuals who joined our Board of Directors in January 2014 were employed in various capacities by us as independent contractors.  See “Compensation Paid to Messrs. Zajonc and Saint Amour in 2014” and “Employment Agreements” below.

Project Operations

Research

During the Colonial period (1500-1850), the world economy was highly dependent on the physical transportation of bullion coinage, precious metals and high-value non-ferrous metals. A small percentage of shipping during this period was lost to storm, fire, acts of war, natural disasters and other causes, both known and unknown. The administration of this economic system required state-level bureaucratic oversight and record-keeping. Many of these historic records are available in publications, libraries, archives and digitized formats in depositories across the world. Though many records have been lost to time, enough remain to create in-depth, credible project profiles for potential excavation targets.

To that end, we have created a series of regional and period-specific databases from which to compare, evaluate and select potential targets for research, discovery and eventual excavation and recovery.

The graphics below are a visual representation of selected world regions containing our “High Interest” database of shipwrecks and their approximate location and time of sinking.

Before search or recovery operations may begin, we seek to understand every factor necessary to mount a recovery operation with a high probability of success.

These factors include, but are not limited to:

•

The historical context of the shipwreck, including political forces, technological developments, important contextual persons and events and the public reaction to the loss.

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Any images of the shipwreck, including still photography, motion pictures, drawing, paintings, recreations and/or models.

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A complete sinking timeline, including as much information as possible on weather patterns, departure date/time, intended course, course corrections, witness/observer statements. This includes any statement, fact or event material in any way to the sinking.

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A proposed search area with a high-probability of success, including an evaluation of all factors listed in the “Sinking Timeline” as well as any territorial boundaries or environmental factors.

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An Identification Guide, enabling rapid qualification or rejection of potential targets based on sonar and visual imagery, thus limiting expensive ship time on station.

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Cargo evaluation, evaluating the historical records on the target’s cargo and potential modern-day value.

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Any encumbering factors, including territorial ownership of waters, insurance claims, potential cargo claims and sovereign rights. We will not begin a project without a legal path to possession.

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All of the above information is gleaned from publications, libraries, archives and digitized medium. Development of further projects is a continuous, ongoing process.

Search

Most operational projects begin with a sonar search phase. We have outfitted our vessel with state-of-the-art sonar systems, an industry standard for underwater search operations. Our vessel tows the sonar systems to map the seafloor and search for targets. Potential targets are then selected from the sonar imagery using a combination of computerized post-processing and expert evaluation. While some shipwreck targets may be positively identified using high-resolution sonar system, others may need visual identification using an underwater camera ROV (Remote Operated Vehicle) system or an AUV (Autonomous Underwater Vehicle).

Recovery

Once a target is positively identified, excavation and recovery operations will begin using our “Shackleton 1” light-work class ROV system, or other chartered ROV systems.  Shackleton 1 will document the site using sonar, still and motion-picture imagery. It will then be used for any necessary excavation, as well as coinage, bullion and/or other recovery operations.

Post-Recovery Conservation

Coinage, precious metals and non-ferrous metals typically require a minimum amount of post-recovery conservation. In order to preserve the value of the recovered cargo, we will have an on-site facility capable of properly storing and transporting all recovered coinage, precious metals and non-ferrous metals to definitive and final conservation and storage prior to sale.

Sales

We intend to recover coinage and bullion precious metals, including but not limited to gold and silver. We believe that bullion metals, numismatically-graded coinage and non-graded coinage have significant value in the collector market. We intend to sell the existing independent coin dealers as well as directly to the collector and consumer market through the internet.

Current & Ongoing Projects

Project Connaught Research Summary

The Connaught was a steam-powered packet ship, part of a fast and indispensable transatlantic communication link, the perfect vessel to rapidly ferry mails and passengers between Britain and the United States. Large for her time, she was a side-wheel steamer constructed almost entirely of iron.

On her last voyage, the Connaught left Great Britain, bound for the United States. She carried several dozen first-class passengers, more than four hundred steerage passengers and a full crew of nearly 130. The Connaught also disembarked with a cargo of gold coins, and the Captain assumed an uneventful voyage

According to reports, when heavy seas set in, the Connaught began to roll heavily. Though the initial problem was temporarily fixed, twelve hours later the same roll started again. Making matters worse, fire broke out. Buckets and pumps were manned, but the water rose rapidly and extinguished the furnaces, rendering the ship immobile. The fire quickly spread, driving the passengers above decks.

The purser and two men attempted to rescue the gold shipment, but were driven back by the smoke and flames. A nearby ship came to the rescue, bravely maneuvering close to the Connaught and running a line between the two to facilitate transfer of passenger. Per age-old protocol, the Captain was the last man off the ship.

Virtually nothing was saved. Nearly every trunk and stitch of clothing was lost, including all the money of the first-class passengers. Early the next morning, a passing ship fell in with the Connaught, shadowing the stricken vessel through her final hours. The burning Connaught exploded and sank by the stern, leaving only an overturned lifeboat, light portions of the decking and a few trunks. The passing ship spent an hour recovering debris, dutifully recorded the sinking position, and then sailed on to New York.

Historic image of Steamship Connaught

Source: National Maritime Museum, Greenwich

Project Connaught – Current Status

In October of 2014 we positively identified the location of Project “Sailfish,” the Steamship Connaught through sonar imagery and video footage. In July 2015, we were granted exclusive salvage rights by the US Federal Courts, we returned to the site of the Connaught to begin salvage efforts, and retrieved the first artifacts from the debris field.

Our salvage operations were temporarily hampered by the discovery of a mass of man-made debris and large commercial fishing nets concentrated around the aft section of the wreck. We have determined the appropriate equipment and methodology to clear these obstacles, and intend to return to the wreck site with these new tools as soon as practical.

Given the task list and the short weather window that we can work in the North Atlantic, we intend to resume our salvage operations in summer of 2016. The cost of recovering the cargo of the Connaught is estimated to be $1,200,000 - $1,500,000. The Company needs additional working capital to recover the cargo of the Connaught. There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to recover the cargo of the Connaught.

High-resolution sonar image of the steamship Connaught

Source: Endurance Exploration Group, Inc. August 2015

Chinaware logo of the Atlantic Royal Mail Steam Navigation Company, Ltd., colloquially known to passengers and the public as the “Galway Line”

Source: Endurance Exploration Group, Inc. August 2015

Underwater view of shipwreck Connaught debris field

Source: Endurance Exploration Group, Inc. August 2015

Underwater view of shipwreck Connaught ribs and hull plates

Source: Endurance Exploration Group, Inc. August 2015

Project “Black Marlin”- Research Summary

In the end of the 17th century, the world economy was fueled by the Spanish silver mines of the Americas, and the European demand for Asian drugs, spices, commodities and teas. This trade was based on the exchange of precious metals for goods, and silver was the only European payment acceptable to Asian trading partners.

The “Black Marlin” was one such vessel engaged in this trade. She was an English East Indiaman, more than 700 tons, three decks high and armed with many cannon. In addition to the silver coin expected by Asian merchants, she also carried lace, golden fabric, beaver fur, tobacco, wine, cloth and iron nails.

The shipping routes of the time took the English ship to the Indian Ocean for resupply in the middle of her long voyage to the East.  According to reports, unknown to her Captain and crew, nearby European enemy ships were hunting for English shipping. They discovered the “Black Marlin” was in the area and sailed to intercept. The European enemy ships approached the English ship under a false flag and prepared to attack.

The trap set and ready to attack, the Europeans demanded the surrender of the English vessel. Instead of surrendering, the English captain counterattacked, and the vessels began to exchange heavy cannon fire, beginning a pitched fight that would continue over many hours. In a last-ditch effort to escape, the English ship unfurled her sails and attempted to sail away. The Europeans quickly caught up and soon the English ship was disabled and unable to continue fighting.

Rather than surrender, the Captain of the English ship set his own vessel on fire, escaping in a small boat with a chosen group of men while allowing his own ship and abandoned sailors to burn. The fire reached the gunpowder storage, and the English ship burned vigorously and sank, taking with her a rich cargo of silver.

We believe this shipwreck lies at a depth of between 500-3000 meters of water.

Woodcut graphic depicting the sinking of “Black Marlin”

Source: “A Sea Fight in 1690. (1893) Tuapeka Times, Rōrahi XXV.”

Project “Black Marlin” – Current Status

In November 2013, Endurance LLC entered into a contract with the sovereign government of an island nation in the Indian Ocean. The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for the location and recover the “Black Marlin” and her silver cargo.  We are currently pursuing an option to extend the existing contract. Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%). The Company needs additional working capital to undertake the search for the “Black Marlin.” There can be no assurances that the Company will be successful in securing additional working capital and therefore cannot represent it will ever be in position to  search for, or recover  the “Black Marlin.”

By selecting “Black Marlin” as our second project and since the “Black Marlin” was reported to have been lost within 12 nautical miles of land, it was necessary, in the ordinary course of our business, to seek permission of the coastal state to work in their territorial waters.  We are not under any obligation to undertake this project and if, at any time, events in the area or our continuing research revealed a lost shipwreck that is a more logical choice to undertake as our second project, we will make that change in project priorities.

Project “Black Marlin” – Targets of Opportunity “Wahoo” and “Dolphin”

As part of discussions pertaining to project “Black Marlin,” we have learned of two shallow-water “targets of opportunity” within the same territorial waters as the “Black Marlin.” Believed to be English East Indiaman, these wrecks (code-named “Dolphin” and “Wahoo”) remain unidentified at this time. Until these wrecks are identified, it will not be possible to generate any estimate on the potential value, if any. We expect to begin operations on these wrecks in conjunction with the “Black Marlin” in mid-2016.

Patents, trademarks, licenses, franchises and concession

Currently, we neither own nor rely on any patents, trademarks, licenses or franchises.  We have been granted a concession for shipwreck search and recovery in the territorial waters of an East African island nation by the government of that nation.  The contract provides us with a three-year period in which to operate within the territorial waters of the nation with full permission to survey for and recover the “Black Marlin” and her silver cargo.  Net proceeds of our recovery efforts, after payment of the costs to transport, store and insure any recovered items, will be split between us (75%) and the island government (25%).

Competition

There are a number of competing entities engaged in aquatic research, survey, inspection and the various aspects of the shipwreck salvage business. One or more of these competing entities may locate and recover a shipwreck that we intend to locate and recover. In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of shipwreck salvage.

Governmental and Environmental Regulation

We are subject to local, state and national taxation. Additionally, our operations are subject to a variety of national, federal, state, local and international laws. In particular, the legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may restrict our operations and prevent or cause us to suspend or abort particular searches or salvage operations.

Project “Black Marlin” – Government or environmental regulations that may restrict our operations.

The island nation has signed and ratified the United Nations Convention on the Law of the Seas (the “LOS”).  In this capacity and in keeping with the provisions of the LOS, the island nation asserts jurisdiction over its territorial waters, defined by the LOS as 12 nautical miles, 22.2 kilometers or 13.1 miles from the low water mark of the coastal state. Based upon  our historical research, we believe the “Black Marlin” sank within the territorial waters of the island nation.  While the island nation is not a signatory to nor has it ratified the International Convention on Salvage (“ICS”), the Company and its contractors operate in accordance the provisions of the ICS.  Those provisions state generally, that in undertaking salvage a salvage company shall exercise due care in order to minimizing damage to the environment.  Damage to the environment is defined by the Treaty under Article 1 (d) as follows:  “Damage to the environment” means substantial physical damage to human health or to marine life or resources in coastal or inland waters or areas adjacent thereto, caused by pollution, contamination, fire, explosion or similar major incidents.” The Company and its contractors take into account complying with the ISC when estimating costs for the “Black Marlin” cargo recovery operations. The island country has no written laws or regulations with respect to salvage operations in general and has placed no additional restrictions on the operations of the Company when it begins operations to locate and recover the “Black Marlin’s” cargo.

Project Connaught – Government or environmental regulations that may restrict our operations.

We believe that the target site identified as Connaught is the wreck of the Connaught a paddlewheel steamer that sank in October 1860. That shipwreck is located approximately 125 miles off the coast of the United States of America (“U.S.”). While the U.S. has not ratified the LOS, this location is recognized under U.S. law as being in international waters. The Company has elected to submit itself to the jurisdiction of the United States Federal Courts by filing a case in admiralty on October 3, 2014 in the U.S. District Court, Middle District of Florida. The process of adjudicating ownership and claims, including the Company’s request for a salvage claim or, in the alternative, title to the ship and its cargo, will proceed in the U.S. Court pursuant to U.S. admiralty law. The right to salvage a privately own vessel is not subject to approval of the U.S. Courts or any government agency. Once a party has submitted themselves to the jurisdiction of the U.S. Federal Courts, the Court can determine the ownership rights to the cargo salvaged and the amount of a salvage award according to precedent cases ruled upon by the U.S. Supreme Court. The Company makes its claims based upon those legal precedents.

The United States Coast Guard undertakes marine environmental protection in U.S. waters pursuant to Volume IX of its Marine Environmental Protection – Marine Safety Manual – COMDTINST M16000.14. As specified in Chapter 1 on page 16, the U.S. Coast Guard also looks to the International Convention on Salvage for guidance on salvage operations even though the U.S. has not ratified that treaty.  The Company and its contractors expect to conduct salvage operations within the guidelines of the ICS. The Company and its contractors take into account complying with the ISC when estimating costs for the Connaught cargo recovery operations.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers:

Officers and Directors

Name	Age	Position
Micah Eldred	47	Director, President, Chief Executive Officer
Carl Dilley	61	Director and Vice President
Christine Zitman	46	Director, Chief Financial Officer, Secretary and Treasurer
Guy M. Zajonc	63	Director
Steve Saint Amour	51	Director
Ermanno Santilli	47	Director
Keith Holloway	47	Vice President of Investor Relations

Background of Executive Officers and Directors

Micah Eldred was appointed as Director, President, Chief Executive Officer, Secretary, Chief Financial Officer, and Treasurer on February 7, 2011.  Mr. Eldred stepped down as Secretary, Chief Financial Officer and Treasurer in January 2013, when Christine Zitman was appointed to those positions.  Mr. Eldred was appointed as Chairman of the Board in January 2013.   Mr. Eldred has served as Chief Executive Officer (“CEO”) of Endeavour Cooperative Partners, LLC, and its subsidiaries, Spartan Securities Group, Ltd., Island Capital Management, LLC, and Endeavour Insurance Partners, LLC, for over ten years. Island Stock Transfer, a division of Island Capital Management LLC, is our transfer agent. Mr. Eldred holds NASD series 7, 24, and 66, securities licenses and performs retail, investment banking and new listing services functions for Spartan. Mr. Eldred was a co-founder of Endurance Exploration Group, LLC.

Carl Dilley has served as a Director and Vice President since January 2013. Mr. Dilley has served as president of Island Stock Transfer, a division of Island Capital Management, LLC, from 2003 to present and acts as senior executive officer responsible for oversight of day to day operations and is actively involved in the sales and marketing process. Island Stock Transfer is our transfer agent. From August 2004 to January 2015, Mr. Carl Dilley was an employee of Spartan Securities Group and held FINRA series 24, 66, and 7 securities licenses and performed retail, investment banking and new listing services functions for Spartan. He is president of Vacation Travel Corp, which operates an on-line travel agency and tour operations situated in Costa Rica and Panama.  Carl Dilley is a co-founder of Endurance Exploration Group, LLC.

Christine Zitman has served as a Director, our Chief Financial Officer and Secretary/Treasurer since January 2013. Ms. Zitman has served as Chief Financial Officer of Endeavour Cooperative Partners, LLC and its subsidiaries since joining the company in March of 2006. Christine is responsible for oversight of day to day financial operations including but not limited to providing timely, accurate, and compliant financial data.  She is responsible for all financial reporting functions of Endeavour and its subsidiaries. She is also involved in the marketing process to increase our client base for the various companies. Christine received a Bachelor of Science in Accounting from St Francis College in New York City in 1994.

Guy M. Zajonc has served as a Director since January 2014.  He is currently President and CEO of Five by Five Media, Inc. (2008 to present).  He served as Senior Manager and General Counsel to Odyssey Marine Exploration, Inc. (2003 to 2006).  At Odyssey, he helped manage marine operations, helped build the research depart, found and hired the researchers that were directly responsible for the location of the Mercedes, HMS Victory and the Gairsoppa.  A graduate of Gonzaga University Law School and a member of the Washington State Bar since 1978, (retired 2010) Mr. Zajonc has participated in a number deep and shallow water projects since 1995, some of which are listed below:

Japanese Submarine I-52. The I-52 was sunk in the Atlantic Ocean in 1944 with 64,000 troy ounces of gold onboard.  At 17,200 feet, the I-52 is the deepest shipwreck ever discovered and visited by humans.  Mr. Zajonc was project manager and shareholder, and participated in the manned investigation of the wreck site. The project used the Russian Academy of Science’s deep submersible program to film and photograph the site in 1998 for National Geographic TV and magazine.

Titanic.  Mr. Zajonc dove to the Titanic in September 2000 as part of a mission conducted by Deep Ocean Expedition where he served as General Counsel and Project Manager.

Amelia’s Earhart’s Final Flight.  As a principal in Howland Landing, LLC and co-coordinator of the project, Mr. Zajonc helped organize the first ever deep-water search for the lost airplane of Amelia Earhart off Howland Island in the Central Pacific. The mission mapped over 600 square miles in water up to 18,000 feet deep.

Battleship Bismarck. For Deep Ocean Expeditions, Mr. Zajonc helped organize the first manned dives on the Battleship Bismarck in 2001 and was part of the expedition.

The Atlantic Target.  In 2001, Mr. Zajonc was part owner and a team member on the 16,000 foot discovery dive to the unidentified ship known as the Atlantic Target. Over 1,500 gold and silver coins and 65 artifacts were recovered from the deepest historic shipwreck ever excavated, a small merchant vessel that sank south of Bermuda some two hundred years ago.

SS Republic.  In August 2003 Mr. Zajonc joined Odyssey Marine Exploration, Inc.’s senior management team as General Counsel and was initially responsible for onshore support of Marine Operations. In November of 2003 gold was discovered on the wreck of the SS Republic in 1,600 feet of water. Over 51,000 gold and silver coins and 13,000 artifacts have been recovered with an estimated value of $75 million USD.

Washington Coast Dives.  In 2006, Mr. Zajonc undertook manned submersible dives and 3-D filming off the coast of Washington State in partnership with Lightspeed Design Group of Seattle, using Nuytco Research, Ltd. submersibles that resulted in the 3-D, high definition documentary film Dive! Manned Submersibles and the New Explorers.

In addition to his work with technical experts, Mr. Zajonc has also worked with cinematographers from around the world during expeditions, including Emmy Award winner Mark Stouffer with National Geographic and IMAX film director and producer Stephen Low.  He also met and drafted the ship charter agreements for James Cameron on his trips to Titanic for the IMAX movie “Ghosts of the Abyss”, and the Bismarck for the high-definition television production “Jim Cameron’s Expedition Bismarck” for Discovery Channel.

Steve Saint Amour has served as a Director since January 2014.  He has been involved in the subsea industry for over twenty-eight years and is recognized as an authority in the field of aviation and marine casualty investigations. He is an active member of the International Society of Air Safety Investigators (ISASI) and the Society of Naval Architects and Marine Engineers (SNAME) and routinely writes articles and conducts seminars on behalf of these and other professional organizations.

In 2009, Mr. Saint Amour and his wife, Joan Saint Amour co-founded Eclipse Group Inc. (EGI).  EGI is a marine operations service provider based in Annapolis, Maryland and provides turnkey subsea technical solutions to both commercial and government customers worldwide. EGI holds several multi-year contracts and subcontracts with the U.S. Navy, National Oceanographic Atmospheric Agency (NOAA) and several international commercial companies based both in the U.S. and abroad.

In 1999, Mr. Saint Amour accepted the position of Remote Operated Vehicle (ROV) Operations and Sales Manager at Phoenix International, Inc., an underwater services company based in Crystal City, VA.

Mr. Saint Amour was tasked with establishment of Phoenix International’s deep-water ROV division whose accomplishments were instrumental in Phoenix award of the U.S. Navy’s worldwide search and recovery contract in 2001.

While at Phoenix, Mr. Saint Amour initiated, and managed the design, engineering, build and operation of nine ROV systems including Phoenix’s Remora, Medusa and XBot ROV systems. These systems routinely conducted operations worldwide for search and recovery, telecommunications, oil and gas, science and film projects.

These systems were built to operate in 6,000 meters water depth and have attained an impressive track record of high profile operations over the last eleven years, including:

2012 – Search and Recovery of a Turkish AF F-4
2011 – Search and Recovery of Air France AB 330 Flight 447	Depth 3,900 meters
2011 – Inspection of the RMS TITANIC	Depth 3,700 meters
2010 – Search and Inspection of the AHS CENTUAR	Depth 1,200 meters
2010 – Search and Recovery of a USN E2-C Hawkeye	Depth 3,500 meters
2007 – Search and Recovery of Adam Air Flight 547 Boeing 737	Depth 1,400 meters
2009 – Search and Recovery of Yemeni Flight 626 Airbus 310	Depth 1,200 meters
2005 – Search and Recovery of Tuninter Flight 1153 ATR – 72	Depth 1,450 meters
2005 – Artifact Collection, RMS Titanic	Depth 3,700 meters
2004 – Search for JAMSTECH H-2 Rocket engine	Depth 5,900 meters
2003 – Search and Recovery of a USN F-14 Tomcat	Depth 3,200 meters
2003 – Search and Recovery of a USN SH-60 Helicopter	Depth 2,900 meters
2001 – Inspection of the RMS TITANIC	Depth 3,700 meters
2000 - Recovery of the INS/DAKAR forward sail section	Depth 3,000 meters
2000 – Search and Recovery of a Israeli AF F-16	Depth 1,400 meters
2000 – Search and Recovery for JAMS TECH-2 Rocket engine	Depth 3,400 meters
1999 – Discovery of the Israeli Submarine INS DAKAR	Depth 3,000 meters

Mr. Saint Amour’s group at Phoenix was called upon to create innovative ROV systems for unique applications including feature film projects. The Medusa and XBot ROVs have been seen in several IMAX documentaries and TV Specials. Examples include:

“Ghosts of the Abyss” produced by IMAX and directed by James Cameron.

“Last Mysteries of the Titanic” produced by Discovery Channel and directed by James Cameron.

“Search for the USS Indianapolis” produced by Discovery Channel.

“USS Monitor” produced by the History Channel.

Over a 14-year period, Mr. Saint Amour was a voting shareholder and served on the Board of Directors at Phoenix International Inc.  In 2007 Mr. Saint Amour sold his ownership interest to Phoenix International Holdings, Inc. an Employee Stock Ownership Program (ESOP).

Mr. Saint Amour has worked in virtually every aspect of the subsea industry as a commercial diver, ROV technician, pilot and project manager for various major diving and ROV service providers including Taylor Diving, Subsea, Inc. Sonsub, Inc. Eastport International, Inc. and Oceaneering Technologies, a division of Oceaneering International, Inc.

Ermanno Santilli was appointed as Director on April 29, 2016. He has been the Chief Executive Officer of MagneGas (NASDAQ:MNGA) Corporation since June 15, 2012 and served as its Interim President since June 10, 2013 until April 19, 2016. Mr. Santilli served as an Executive Vice President of International Relations at MagneGas Corporation since March 2009 until June 15, 2012. Mr. Santilli oversees all international business development, including customer acquisition, marketing, public relations, contract negotiation and distributor relationship management. Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009, he served as Vice President of Climate Control Business, Global Rail and Aftermarket. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India. From March 2006 to February 2008, Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA at Ingersoll Rand Company. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006, Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA at Ingersoll Rand Company. He had operational responsibility for customer satisfaction for customers with total sales aggregating over 1 billion dollars. He served as the Chairman of the Board at MagneGas Corporation and has been its Director since June 21, 2012. Mr. Santilli earned an MBA from Indiana University in 2007 and a B.S. degree in Operations and Strategic Management from Boston College in 1991. Current appointments: CEO & President MagneGas Corp (NASDAQ: MNGA), Executive Advisor QFactory33, Board Advisor Guardian Angels Catholic School and Board Advisor Posimoto Changing Faces.

Keith Holloway was appointed as Vice President of Shareholder Communications on January 13, 2016. Additionally, he is the Chief Executive Officer and Board Member of Discount Coupons Corporation (OTC PINK: DCOU). Previously, he spent 15 years as a former Vice President for Lamar Advertising; a publicly traded media company based in Baton Rouge, Louisiana. During his tenure, Holloway was responsible for managing multiple offices, hiring and training all staff and Sarbanes- Oxley compliance certifications. Keith led expansion of existing markets as well as entry into new markets.

Term of Office

Our directors are appointed for one year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our executive officers are appointed by our Board of Directors and hold office pursuant to employment agreements or until removed by the board.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Director Independence

The Board had no independent Directors.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of any of our directors, persons nominated to become directors or executive officers.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics is required that applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Nominations for Directors

We do not have a nominating committee. The Board of Directors, sitting as a Board, selects individuals to stand for election as members of the Board. Since the Board of Directors does not include a majority of independent directors, the decision of the Board as to director nominees is made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, not less than 90 days prior to the next annual Board of Directors’ meeting at which the slate of Board nominees is adopted, the Board will accept written submissions of proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the shareholder submitting the proposed nominee believes that the nomination would be in the best interests of shareholders. If the proposed nominee is not the same person as the shareholder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board of Directors, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management’s slate of director nominees submitted to shareholders for election to the Board.

Among the factors that the Board considers when evaluating proposed nominees are their knowledge of, and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from the candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Audit Committee

The functions of an audit committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors. The Board of Directors has determined that the cost of hiring a financial expert to act as a Director and to be a member of an audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert.

Section 16(a) Beneficial Ownership Compliance Reporting

As we do not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, our directors and officers, and persons who own more than ten-percent (10%) of our common stock, are not required to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5, with the SEC.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our President and Chief Executive Officer, and the three most highly compensated executive officers who served at the end of the fiscal years December 31, 2015, 2014 and 2013. The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Micah Eldred President and CEO	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Carl Dilley Vice President	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Christine Zitman Secretary and Treasurer	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Guy M. Zajonc Vice President – Business Development	2015	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000
	2014	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000
	2013	-0-	-0-	-0-	1,992	-0-	-0-	-0-	1,992

[1] This column represents the aggregate grant date fair value of stock options granted, in accordance with SEC rules. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the recipients.  Assumptions used in determining the fair value of these stock options is discussed under “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Estimates - Stock Based Compensation.” Stock option awards to Messrs. Eldred and Dilley and Ms. Zitman consist of immediately exercisable options to purchase 1,000,000 shares of common stock each at an exercise price of $0.25.  The options expire December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about equity awards held by the named executive officers and outstanding at December 31, 2015.  All of the options listed were granted on December 31, 2013, and were exercisable in full as of the date of grant.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Micah Eldred	1,000,000	-0-	-0-	$0.25	12/31/17	-0-	-0-	-0-	-0-
Carl Dilley	1,000,000	-0-	-0-	$0.25	12/31/17	-0-	-0-	-0-	-0-
Christine Zitman	1,000,000	-0-	-0-	$0.25	12/31/17	-0-	-0-	-0-	-0-
Guy M. Zajonc	500,000	-0-	-0-	$0.25	12/31/17	-0-	-0-	-0-	-0-

Compensation of Directors

During 2015, our Directors, who also served as our officers, were not separately compensated for their service as Directors. Their compensation is reflected in the Summary Compensation Table above. Our directors currently serve without compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred. Management deemed the value of these services to be immaterial.  Cash or equity compensation for our directors may be authorized in the future.

Compensation Paid to Messrs. Zajonc and Saint Amour in 2014

On December 31, 2013, an option to acquire 500,000 shares of our common stock at $0.25 per share was issued to Guy M. Zajonc.  The option was issued to Mr. Zajonc in consideration of services including research and corporate advice, and as an inducement to join our Board of Directors, which Mr. Zajonc did in January 2014.

On December 31, 2013, an option to acquire 250,000 shares of our common stock at $0.25 per share was issued to Steven Saint Amour. The option was issued to Mr. Saint Amour in consideration of his general advice regarding undersea operations, equipment and personnel selections, and as an inducement to join our Board of Directors, which Mr. Saint Amour did in January 2014.

On May 15, 2015, the Company issued 2,000,000 common shares to Eclipse Group, Inc. at $.25 per share as prepayment for certain salvage services pursuant to an agreement entered into on the same date.  Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.

Board of Directors and Committees

Currently, our Board of Directors consisted of Micah Eldred, Carl Dilley, Christine Zitman, Guy M. Zajonc and Steve Saint Amour.  The Board has not appointed any committees.

Employment Agreements

Currently, we had no employment agreements with any of our Directors or Officers.  Mr. Zajonc has acted as a consultant to Endurance, LLC since its original incorporation in January of 2009 until January 1, 2014 without compensation.  On December 15, 2013, Mr. Zajonc was granted an option to purchase 500,000 shares of our common stock prior to December 31, 2015, at an exercise price of $.25 each.  Commencing January 2014, we agreed to pay Mr. Zajonc a monthly consulting fee of $5,000 per month.  In connection with his appointment as Vice President of Business Development in September 2014, it was agreed that Mr. Zajonc would serve in such capacity for no additional compensation.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of March 31, 2016, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Micah Eldred, President, CEO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	21,905,815 (2)	45.08%
Carl Dilley, Director, Vice President 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	11,500,924 (2)	23.67%
Christine Zitman, Secretary, Treasurer, CFO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,003,092 (2)	4.12%
Guy Zajonc 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	1,500,000 (3)	3.09%
Steven Saint Amour 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,450,000 (4)	5.04%
Ermanno Santilli 15500 Roosevelt Blvd., Suite 301 Clearwater, FL 33760	250,000 (5)	0.51%
Keith Holloway 15500 Roosevelt Blvd., Suite 301 Clearwater, FL 33760	100,000 (6)	0.21%
All and Officers as a Group (5 persons)	39,709,831	81.71%

(1)  Based upon 43,024,369 shares issued and outstanding as of March 30, 2016. Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)  Includes 1,000,000 stock options exercisable until December 31, 2017 at a price of $0.25 per share, for each of Micah Eldred, Carl Dilley and Christine Zitman.

(3)  Includes 500,000 stock options exercisable until December 31, 2017 at a price of $0.25 per share.

(4)  Includes 250,000 stock options exercisable until December 31, 2017 at a price of $0.25 per share.

(5) Includes Options to purchase 250,000 shares at $0.25 per share.

(6) Shares beneficially held by spouse, Susan Holloway.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at December 31, 2015, including accrued interest, was $67,625.

The Company has entered into a contract with Island, which is owned and controlled by Endeavour, to serve as its transfer agent.  It did not charge the Company for its services during the years ended December 31, 2015 or 2014.

The Company has entered into a contract with Proxy & Printing, LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during the years ended December 31, 2015 or 2014.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

On September 3, 2014, the Company entered into a contract with Overseas Marine Vessel Corp, LLC (“OMVC”) pursuant to which it will provide the Marine Vessel Manisee in support of an estimated 10-day mission to investigate, identify and recovery artifacts from one or more shipwrecks located in our search area off the coast of New England.  We will reimburse OMVC in cash for all its out-of-pocket expenses only, including but not limited to, mooring, food, fuel, normal maintenance, satellite communications and crew costs.  Toni Eldred, the spouse of Micah Eldred, is a fifty percent owner of OMVC, and Micah Eldred is the co-manager of OMVC.

During the year ended December 31, 2014 , Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $281,500 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2014, the aggregate amount of such advances outstanding was $281,500.

On February 12, 2015, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, we entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, we entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

On May 15, 2015, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide equipment and personnel.  We issued 2,000,000 shares of common stock to Eclipse Group Inc., with an agreed value of $500,000, under the contract, as prepayment for these services.  Eclipse will invoice against this prepayment as services are rendered.

During the year ended December 31, 2015, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $67,500, and Micah Eldred made net advances to the Company in the aggregate amount of $25,000 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2015, the aggregate amount of such advances outstanding was $95,500. Interest has not been imputed on this balance as management has deemed it to be immaterial

Other than as described above, we have not entered into any transactions with our officers, promoters, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons since January 1, 2012, wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.  It is anticipated that we will continue to borrow from Endeavour Cooperative Partners and its subsidiaries in 2016 and 2017 to meet our cash needs.  It is anticipated that the terms of such borrowings will be more favorable than we could obtain from independent third parties, and that we may enter into additional agreements with Endeavour to allow us to repay such indebtedness in shares of common stock.

As stated in Item 4 – Security Ownership of Certain Beneficial Owners and Management, Micah Eldred beneficially controls 45.08% of the Company.  The basis for this beneficial control includes the direct ownership of 20,563,356 common shares, the joint ownership with his spouse of 2,459 common shares, indirect ownership of 340,000 common shares through a controlling interest in Endeavour Cooperative Partners and the direct ownership of 1,000,000 stock options exercisable through December 31, 2015.

Review and Approval of Related Person Transactions

In order to ensure that material transactions and relationships involving a potential conflict of interest for any of our executive officers or directors are in our best interests, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for us to enter into any such transaction or relationship.

Any member of the Board who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, we assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at December 31, 2015 and December 31, 2014, including accrued interest, was $67,625 and $66,125, respectively.

We have entered into a contract with Island Capital Management LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to serve as our transfer agent.  It did not charge us for its services during 2015 or 2014.

We have entered into a contract with Proxy & Printing LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to provide us with printing and other services relating to our filings with the SEC.  It did not charge us for its services during 2015 or 2014.

Other than as described above, we have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons since January 1, 2012, wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years. It is anticipated that we will continue to borrow from Endeavour Cooperative Partners and its subsidiaries in 2014 to meet our cash needs.  It is anticipated that the terms of such borrowings will be more favorable than we could obtain from independent third parties, and that we may enter into additional agreements with Endeavour to allow us to repay such indebtedness in shares of common stock.

Director Independence

The Board had no independent Directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 110,000,000 shares of capital stock, of which 100,000,000 shares are Common Stock, par value of $0.01 per share, and 10,000,000 shares are Preferred Stock, par value of $0.001 per share.

Common  Stock

We are authorized to issue 100,000,000 shares of Common Stock, $0.01 par value per share. As at March 30, 2016 we have 43,024,369 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of the Board.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. We currently have no shares of Preferred Stock outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

The Company issued 574,000 Warrants as stock issuance costs associated with a private placement offering in 2015.

Options

As of December 31, 2015, we had outstanding non-qualified options to purchase 5,000,000 shares of common stock at any time prior to December 31, 2017 with an exercise price of $0.25 per share.

Transfer Agent and Registrar

Our transfer agent is Island Capital Management, LLC, doing business as Island Stock Transfer, and can be reached at the following address:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Tel: (727) 289-0010

Our transfer agent is controlled by Micah Eldred, our Chairman, Chief Executive Officer and President.

Registration Rights

During 2015 the Company conducted a private placement of its common stock whereby it sold 3,002,000 shares to 27 investors.  These investors have registration rights requiring the Company to register, on SEC Form S-1, the shares purchased by these investors within 120 days of the termination of the offering.  This Offering terminated December 22, 2015.

PLACEMENT AND PLAN OF DISTRIBUTION

We have entered into a Placement Agreement with GVC Capital, LLC (the “Placement Agent”) with respect to the Common Stock subject to this offering. The address of the Placement Agent is 5350 South Roslyn St., Suite 400 Greenwood, CO 80111. Subject to the terms and conditions of the Placement Agreement, we have agreed to sell and the Placement Agent has agreed to sell on our behalf, at the public offering price less the placement discounts and commissions set forth below.

The Placement Agent is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and the Placement Agent (ii)[___________], 2016, subject to extension upon agreement with the Placement Agreement (the “Offering Termination Date”). Payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account at Fortis Private Bank as Escrow Agent, and will be held by the escrow agent for such account. The Placement Agent and our Company shall require all investor checks for payment for the Securities to be made payable to [_____________________] as Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account. All subscription agreements and checks should be delivered to [______________________]. Failure to do so will result in checks being returned to the investor who submitted the check. We expect to conduct multiple closings, timing of which will be at the discretion of the Company and Placement Agent.

The Offering will be made on a “best-efforts” basis such that the Placement Agent is required, subject to certain conditions, to take and pay for only such shares as it may sell to the public. The obligations of the Placement Agent may be terminated upon the occurrence of certain events specified in the Placement Agreement. Furthermore, pursuant to the Placement Agreement, the Placement Agent’s obligations are subject to customary conditions, representations and warranties contained in the Placement Agreement, such as receipt by the Placement Agent of officers’ certificates and legal opinions.

Shares issued in this offering will be delivered electronically to the accounts of those purchasers who hold accounts at the Placement Agent, or Selling Group Member, as soon as practical upon the closing of the offering. Alternately, subscribers who do not carry an account at the Placement Agent may request that the shares be held in book-entry at the Company’s transfer agent, be delivered in certificated form to the subscriber, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the subscribers brokerage account upon request of the subscriber.

Escrow Agent and Timing

The Placement Agents and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Placement Agent for the sale of the Common Stock to be promptly deposited in an escrow account maintained by Fortis Private Bank (the “Escrow Agent”) as escrow agent for the investors in the offering. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Placement Agent. On the closing dates for the offering, proceeds in the escrow account maintained by the Escrow Agent will be delivered to our Company. If we do not complete this offering before the Offering Termination Date, all amounts will be promptly returned as described below. In the event of any dispute between our Company and the Placement Agent, including whether and how funds are to be reimbursed, the Escrow Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for all Common Stock at the time of investment, to the Escrow Agent. Payment for the Common Stock may be made (i) by check, bank draft or money order made payable to ”Fortis Private Bank” and delivered to the Placement Agent in no less than [_] business days before the date of closing, or (ii) by wire. The checks, bank drafts and money orders will be forwarded/returned by the Placement Agent and their dealers to the Escrow Agent by 12 pm of the following business day. The Placement Agent will inform prospective purchasers of the anticipated date of closing. If payment is made by check, investors should make all checks payable to the [_______________].

Proceeds deposited into escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the Offering Termination Date. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the Offering Termination Date, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Discounts, Commissions and Expense Reimbursement. The Placement Agent will receive a fundraising commission equal to 10% of the gross proceeds to be raised in this offering, plus warrants to purchase a number of shares equal to 10% of the shares sold in the offering.

We expect our total cash expenses for this offering (including cash expenses payable to our Placement Agent for its out-of-pocket expenses) to be up to $45,000, exclusive of the above commissions..

Discretionary Accounts. The Placement Agent has informed us that it does not intend to make sales to any accounts over which it has discretionary authority.

Warrants. We have agreed to issue to the Placement Agent warrants to purchase up to a total of 1,000,000 shares of common stock at $0.25 and to also to register herein such underlying shares. The warrants will be exercisable [   ]. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the Offering. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Indemnification and Other Matters. We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof. The Placement Agent and its affiliates may also provide from time to time in the future certain financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. From time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Stabilization. The Placement Agent will not take any action designed to or that constitutes or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization of the price of any security of our Company to facilitate the sale or resale of the shares sold in this offering.

The offering price for Common Stock offered hereby was negotiated by us and the Placement Agent and therefore may not necessarily reflect the last reported sale price for our Common Stock or the market price of our common stock following the Offering. In addition to recent sale prices for our Common Stock, the following factors were considered in determining the offering price:

•            the information presented in this Prospectus and otherwise available to the Placement Agent;

•            our past and present operations;

•            our historical results of operations;

•            our current financial condition and results of operations;

•            our prospects for future business and earning potential;

•            our management;

•            the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•            the history and prospects for the industry in which we compete;

•            the general condition of the securities markets at the time of this Offering;

•            the recent market prices of securities of generally comparable companies;

•            the market capitalization and stages of development of other companies which we and the representatives believe to be comparable to us; and

•            other factors deemed to be relevant.

We cannot offer any assurance that the offering price corresponds to the price at which the common stock will trade in the public market subsequent to the Offering or that an active trading market for the common stock will develop and continue after the Offering.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be delivered to potential investors by the Placement Agent. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Sales Outside the U.S. No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this Prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Placement Agent may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or indirectly or through affiliates, where they are permitted to do so.

Pricing of the offering

The offering price is determined by negotiations between us and the Placement Agent. Among the factors considered in determining the offering price are the future prospects of our Company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our Company. The estimated offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

Our financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, included in this prospectus and the Registration Statement have been audited by Green & Company, CPAs, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the common shares in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common shares, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

ENDURANCE EXPLORATION GROUP, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2016

December 31, 2015 and 2014

Endurance Exploration Group, Inc.

Consolidated Financial Statements

March 31, 2016

(Unaudited)

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$3,972	$825
Prepaid expenses	355,000	350,000
Total Current Assets	358,972	350,825

Fixed Assets
Equipment, furniture and fixtures	679,415	679,415
Accumulated depreciation	(381,421)	(355,800)
Total Fixed Assets – net	297,994	323,615

Other assets	1,100	1,100

TOTAL ASSETS	$658,066	$675,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$151,743	$166,912
Loans and notes payable to related parties	233,000	155,500
Total Current Liabilities	384,743	322,412

TOTAL LIABILITIES	384,743	322,412

Stockholders' Equity
Preferred stock, 10,000,000 authorized, $0.001 par value, 0 and 0 issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.01 par value 43,024,369 and 43,024,369 shares issued and outstanding	430,244	430,244
Additional paid in capital	6,520,724	6,520,724
Accumulated deficit	(6,677,645)	(6,597,840)
Total Stockholders' Equity	273,323	353,128
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$658,066	$675,540

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2016 (unaudited)	2015 (unaudited)

Revenues	$ -	$ -

Operating Expenses
Operations and research	13,757	11,736
Marketing and promotion	4,176	-
General administration	35,876	37,749
Depreciation	25,621	23,351
Total operating expenses	79,430	72,836

Net loss from operations	(79,430)	(72,836)
Other income (expense)
Interest expense	(375)	(375)
Other income		-
Total other income (expense)	(375)	(375)

Net Loss	$ (79,805)	$ (73,211)

Basic and diluted loss per share	$ (.002)	$ (.002)
Weighted average number of
shares outstanding	43,024,369	37,255,527

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Common Stock Issuable
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated (Deficit)	Total
Balances, December 31, 2014	-	$ -	36,628,860	$ 366,289	-	$ -	$ 5,098,470	$ (5,624,328)	$ (159,569)

Issuance of common shares for debt			1,200,000	12,000			288,000		300,000

Sale of common shares, net of offering costs			2,870,000	28,700			396,132		424,832

Issuance of common shares for services			2,325,509	23,255			558,122		581,377

Options issued as stock issuance costs							180,000		180,000

Net loss for the year ended December 31, 2015								(973,512)	(973,512)
Balances, December 31, 2015	-	-	43,024,369	$ 430,244	-	$ -	$ 6,520,724	$ (6,597,840)	$ 353,128

Net loss for the three months ended March 31, 2016								$ (79,805)	$ (79,805)
	-	-	43,024,369	$ 430,244	-	$ -	$ 6,520,724	$ (6,677,645)	$ 273,323

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2016 (unaudited)	2015 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(79,805)	$(73,211)

Adjustments to reconcile net loss to net cash used by operating activities
Depreciation expense	25,621	23,351
Changes in operating assets and liabilities:
Prepaid expenses	(5,000)	-
Accounts payable and accrued expenses	(15,169)	26,275
Net Cash Used by Operating Activities	(74,353)	(23,585)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equipment	-	-
Net Cash Used by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties - net	77,500	23,500
Net Cash Provided by Financing Activates	77,500	23,500

Net increase (decrease) in cash and cash equivalents	3,147	(85)
Cash and cash equivalents, beginning of period	825	1,050
Cash and cash equivalents, end of period	$3,972	$965

Cash paid for Interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental schedule of non-cash financing and investing activities:

February 2015 – issued 1,200,000 common shares as satisfaction of $300,000 of related party debt.

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(Unaudited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Description of Business

Endurance Exploration Group, Inc. (formerly Tecton Corporation) (the “Company”) was incorporated under the laws of the State of Nevada on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006 Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership in the Company.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.

On November 8, 2013, the Board of Directors approved a change of the Company’s fiscal year from January 31, to December 31.

On December 31, 2013, the Company acquired 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), a Florida limited liability company, in exchange for 20,550,539 shares of the Company’s Common Stock being issued to the former members.  Endurance LLC is now a wholly owned subsidiary with its operations being the Company’s primary focus.

Endurance Exploration Group LLC – is engaged in the archaeologically sensitive exploration and recovery of deep-ocean shipwrecks throughout the world. We intend to recover bullion precious metals, numismatic-grade coinage, high-value non-ferrous metals and other valuable cargos from both historic and modern shipwrecks.

On January 2, 2014, the Company changed its name to Endurance Exploration Group, Inc.

Our corporate headquarters are located in Clearwater, Florida.

Principles of consolidation and basis of presentation

These consolidated financial statements include the assets and liabilities of the Endurance Exploration Group, Inc. (formerly Tecton Corporation) and its subsidiaries as of March 31, 2016.  The acquisition of the membership interests of Endurance LLC and its wholly owned Panamanian subsidiary formed to hold the registry of a research vessel occurred as of the close of its business on December 31, 2013.

The unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s latest Annual Report on Form 10-K.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of the financial position at March 31, 2016 and the results of operations for the three months ended March 31, 2016 and 2015 and cash flows for the three months ended March 31, 2016 and 2015 have been made.  All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through May 12, 2016, to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fixed Assets

Fixed assets are stated at historical cost. Depreciation is provided using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and ten years.  When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Leasehold improvements are amortized over their estimated useful lives or lease term, if shorter. Equipment and major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. As of March 31, 2016 and 2015, there were no impairment losses recognized for long-lived assets.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Net Earnings (Losses) Per Common Share

The Company computes earnings (loss) per share by dividing net earnings (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents may consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options (calculated using the treasury stock method).  As of March 31, 2016, there were 5,574,000 common stock equivalents that were anti-dilutive and were not included in the calculation. Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, loans receivable, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Comprehensive Income

The Company records comprehensive income as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) includes foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. As of March 31, 2016 the Company had no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Stock Based Compensation

Stock based compensation costs are measured at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The Company determines the fair value of awards using the Black-Scholes valuation model.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to March 31, 2016 through the date these financial statements were issued.

NOTE B – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the period January 19, 2006 (date of inception) to March 31, 2016, the Company incurred losses of $6,677,645. The Company has minimal liquid assets. These factors, among others, indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE C – ACQUISITION OF ENDURANCE EXPLORATION GROUP LLC MEMBERSHIP INTERESTS

On December 31, 2013, the Company acquired 100% of the membership interests of Endurance Exploration Group, LLC, a Florida limited liability company (“Endurance LLC”) by issuing 20,550,539 shares of its common stock.

The majority shareholders of the Company also held a majority interest in Endurance LLC, and maintained controlling interests in both entities both before and after the transaction.  Accordingly, the acquisition has been accounted for as a corporate reorganization because of the common control.  The book value of Endurance LLC at the time of the acquisition was as follows:

Cash	$ 1,940
Fixed assets - net	448,980
Other assets	3,805

Total assets	$ 454,725

Accounts payable assumed	$ 8,927
Accrued expenses assumed	4,625
Shareholder loans assumed	60,000
Equity acquired	381,173

Total liabilities and equity	$ 454,725

NOTE D – PREPAID EXPENSES

On May 15, 2015, the Company entered into an agreement with Eclipse Group, Inc. to provide services, equipment and/or personnel in support of anticipated Endurance salvage projects, to inspect and recover one or more shipwreck cargoes located by Endurance.  The Company issued 2,000,000 common shares at $.25 per share with a value of $500,000.  These shares represent a prepayment for Eclipse services pursuant to a schedule of agreed upon costs and rates.  Eclipse will invoice the Company on a monthly basis as services are rendered.  During the year ended December 31, 2015, Eclipse rendered $150,000 of the services outlined in this agreement.  As of March 31, 2016, the Company has not received any additional invoices for services outlined in this agreement, and consequently the remaining balance of $350,000 is included in prepaid expenses along with $5,000 of prepaid legal services for a total of $355,000 at March 31, 2016.

NOTE E – FIXED ASSETS

Fixed assets consist of the following at March 31, 2016 and December 31, 2015:

	March 31,	December 31,
	2016	2015

Vessels and equipment	$ 665,323	$ 665,323
Computers and peripherals	14,092	14,092
	679,415	679,415
Less: Accumulated depreciation	(381,421)	(355,800)
Fixed Assets - net	$ 297,994	$ 323,615

Depreciation expense for the three months ended March 31, 2016 and 2015 was $25,621 and $23,351 respectively.

NOTE F – ADVANCES FROM RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Loans and notes payable to related parties at March 31, 2016 and December 31, 2015 as detailed below are summarized as follows:

	March 31, 2016	December 31, 2015

Notes payable – related parties	$60,000	$60,000
Advances from related parties	173,000	95,500
	$233,000	$155,500

On December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members, Micah Eldred and Carl Dilley, in exchange for 20,550,539 shares of the Company’s common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC, $381,173 as of December 31, 2013.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at March 31, 2016, including accrued interest, was $68,000.

The Company has entered into a contract with Island Capital Management, LLC, which is related through common shareholders, to serve as its transfer agent.  It did not charge the Company for its services during the three months ended March 31, 2016 or 2015.

The Company has entered into a contract with Proxy & Printing, LLC, which is related through common shareholders, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during the three months ended March 31, 2016 or 2015.

On June 23, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

On September 3, 2014, the Company entered into a contract with Overseas Marine Vessel Corp, LLC (“OMVC”) pursuant to which it will provide the Marine Vessel Manisee in support of an estimated 10-day mission to investigate, identify and recovery artifacts from one or more shipwrecks located in our search area off the coast of New England.  We will reimburse OMVC in cash for all its out-of-pocket expenses only, including but not limited to, mooring, food, fuel, lube, satellite communications and crew costs.  Toni Eldred, the spouse of Micah Eldred, is a fifty percent owner of OMVC, and Micah Eldred is the co-manager of OMVC.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During the three months ended March 31, 2016, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $77,500, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of March 31, 2016, the aggregate amount of such advances outstanding was $173,000. Interest has not been imputed on this balance as management has deemed it to be immaterial.

NOTE G – PREFERRED AND COMMON STOCK TRANSACTIONS AND REVERSE SPLIT

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During April 2015, the Company issued 600,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During May 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On May 15, 2015, the Company issued 2,000,000 common shares to Eclipse Group, Inc. at $.25 per share as prepayment for certain salvage services pursuant to an agreement entered into on the same date.  Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.

On June 29, 2015, the Company issued 8,184 common shares at $.25 per share for services.

During July 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During August 2015, the Company issued 1,670,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During September 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On September 30, 2015, the Company issued 167,725 common shares at $.25 per share for services.

During November 2015, the Company issued 149,600 common shares at $.25 per share for services

NOTE H – WARRANTS AND OPTIONS

As of March 31, 2016, the Company had outstanding non-qualified options to purchase 5,574,000 shares of our common stock at any time prior to their expiration dates, with an exercise price of $0.25 per share.

The following table represents stock option activity as of and for the three months ended March 31, 2016:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options Outstanding - January 1, 2016	5,574,000	$ 0.25	1.0 years	$ -
Granted / Vested	-
Exercised	-
Forfeited/expired/cancelled	-

Options Outstanding – March 31, 2016	5,574,000	$ 0.25	.5 years	$ 0.68

Outstanding Exercisable – January 1, 2016	5,574,000	$ 0.25	1.0 years	$ -
Outstanding Exercisable – March 31, 2016	5,574,000	$ 0.25	.5 years	$ 0.68

NOTE I – INCOME TAXES

There is no current or deferred income tax expense or benefit allocated to continuing operations for the period ended March 31, 2016 and 2015. The Company has not recognized an income tax benefit for its operating losses generated through March 31, 2016 based on uncertainties concerning the Company’s ability to generate taxable income in future periods.  The tax benefit is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

For income tax purposes the Company has available a net operating loss carry-forward of approximately $6,700,000 from inception to March 31, 2016, which will expire, unless used to offset future federal taxable income beginning in 2024.  The tax years ending December 31, 2013 through December 31, 2014 are open for inspection by both Federal and State Agencies.

NOTE J – SUBSEQUENT EVENTS

None

Endurance Exploration Group, Inc.

Consolidated Financial Statements

For the Year Ended December 31, 2015

and 2014

Green & Company, CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Endurance Exploration Group, Inc.

We have audited the accompanying consolidated balance sheets of Endurance Exploration Group, Inc. as of December 31, 2015 and 2014, and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2015 and 2014. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Endurance Exploration Group, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying consolidated financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note B.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, Florida

March 9, 2016

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$ 825	$ 1,050
Prepaid expenses	350,000	-
Total Current Assets	350,825	1,050

Fixed Assets
Equipment, furniture and fixtures	679,415	624,471
Accumulated depreciation	(355,800)	(256,769)
Total Fixed Assets - net	323,615	367,702
Other assets	1,100	1,100

TOTAL ASSETS	$ 675,540	$ 369,852

LIABILITIES AND ‘STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$ 166,912	$ 124,777
Liabilities from discontinued operations	-	63,144
Loans and notes payable to related parties	155,500	341,500
Total Current Liabilities	322,412	529,421

TOTAL LIABILITIES	322,412	529,421

Stockholders’ Equity
Preferred stock: 10,000,000 authorized, $.001 par value, 0 and 0 issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.01 par value 43,024,369 and 36,628,860 shares issued and outstanding	430,244	366,289
Additional paid in capital	6,520,724	5,098,470
Accumulated deficit	(6,597,840)	(5,624,328)
TOTAL STOCKHOLDERS’ EQUITY	353,128	(159,569)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 675,540	$ 369,852

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014

Revenues	$ -	$ -

Operating Expenses
Operations and research	698,849	287,468
Marketing and promotion	52,737	57,943
General and administrative	184,539	242,715
Depreciation	99,031	94,488
Total operating expenses	1,035,156	682,614

Net loss from operations	(1,035,156)	(682,614)

Non-operating activity
Other income	63,144	-
Interest expense	(1,500)	(1,500)
Net loss	$ (973,512)	$ (684,114)
Basic and diluted loss per share	$ (0.02)	$ (0.02)
Weighted average number of shares outstanding	40,381,644	36,176,300

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Common Stock Issuable
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Members Equity	Accumulated (Deficit)	Total
Balances, December 31, 2013	-	$ -	35,770,947	$ 357,709	13,333	$ 133	$ 4,891,686	$ -	$ (4,940,214)	$ 309,314

Issuance of previously unissued shares			13,333	133	(13,333)	(133)				-

Issuance of common shares for debt			420,000	4,200			104,880			109,080

Sale of common shares			132,000	1,320			31,680			33,000

Miscellaneous adjustment			(20)	1						1

Issuance of common shares for services			292,600	2,926			70,224			73,150

Net loss for the year ended December 31, 2014									(684,114)	(684,114)
Balances, December 31, 2014	-	$ -	36,628,860	$ 366,289	-	$ -	$ 5,098,470	$ -	$ (5,624,328)	$ (159,569)

Issuance of common shares for debt			1,200,000	12,000			288,000			300,000

Sale of common shares net of offering cost			2,870,000	28,700			396,132			424,832

Issuance of common shares for services			2,325,509	23,255			558,122			581,377

Options issued as stock issuance costs							180,000			180,000

Net loss for the year ended December 31, 2015									$ (973,512)	$ (973,512)
Balances, December 31, 2015	-	$ -	43,024,369	$ 430,244	$ -	$ -	$ 6,520,724	$ -	$ (6,597,840)	$ 353,128

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (973,512)	$ (684,114)

Adjustments to reconcile net loss to net cash used by operating activities
Depreciation expense	99,031	94,488
Stock based compensation	581,377	73,150
Gain on cancelation of debt	(63,144)	-
Changes in operating assets and liabilities:
Prepaid expenses	(350,000)	-
Other assets	-	-
Accounts payable and accrued expenses	42,135	108,696
Net Cash Used by Operating Activities	(664,113)	(407,780)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of equipment	(54,944)	(13,210)
Net Cash Used by Investing Activities	(54,944)	(13,210)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of Stock	717,500	33,000
Offering costs	(112,668)	-
Advances from related parties - net	114,000	386,500
Net Cash Provided by Financing Activates	718,832	419,500

Net increase (decrease) in cash and cash equivalents	(225)	(1,490)
Cash and cash equivalents, beginning of period	1,050	2,540
Cash and cash equivalents, end of period	$ 825	$ 1,050

Cash paid for Interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Supplemental schedule of non-cash financing and investing activities:

• April 2014,- issued 420,000 common shares as satisfaction of $105,000 of related party debt
• July 2014 - issued 100,000 common shares for services
• December 2014 - issued 192,600 common shares for services
• February 2015 – issued 1,200,000 common shares as satisfaction of $300,000 or related party debt
• May 2015 – issued 2,000,000 common shares as prepaid salvage expense of $500,000
• December 2015 – issued 574,000 options as stock issuance costs valued at $180,000

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Description of Business

Endurance Exploration Group, Inc. (formerly Tecton Corporation) (the “Company”) was incorporated under the laws of the State of Nevada on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006 Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership in the Company. The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.

On November 8, 2013, the Board of Directors approved a change of the Company’s fiscal year from January 31, to December 31.

On December 31, 2013 the Company acquired 100% of the membership interests of Endurance Exploration Group LLC, a Florida Limited Liability Company, in exchange for 20,550,539 shares of the Company’s Common Stock being issued to the former members.  Endurance Exploration Group LLC is now a wholly owned subsidiary with its operations being the Company’s primary focus.

Endurance Exploration Group LLC – is engaged in the archaeologically sensitive exploration and recovery of deep-ocean shipwrecks throughout the world. We intend to recover bullion precious metals, numismatic-grade coinage, high-value non-ferrous metals and other valuable cargos from both historic and modern shipwrecks.

On January 2, 2014 the Company changed its name to Endurance Exploration Group, Inc.

Our corporate headquarters are located in Clearwater, Florida.

Principles of consolidation and basis of presentation

These consolidated financial statements include the assets and liabilities of Endurance Exploration Group, Inc. (formerly Tecton Corporation) and its subsidiaries as of December 31, 2015. The acquisition of the membership interests of Endurance Exploration Group LLC and its wholly owned Panamanian subsidiary formed to hold the registry of a research vessel occurred as of the close of its business on December 31, 2013.

All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through March 9, 2016 to assess the need for potential recognition or disclosure in this report. Based upon this evaluation, management determined that all subsequent events that require recognition in the financial statements have been included.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fixed Assets

Fixed assets are stated at historical cost. Depreciation is provided using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and ten years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Leasehold improvements are amortized over their estimated useful lives or lease term, if shorter. Equipment and Major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. As of December 31, 2015 and 2014, there were no impairment losses recognized for long-lived assets.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Net Earnings (Losses) Per Common Share

The Company computes earnings (loss) per share by dividing net earnings (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents may consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options (calculated using the treasury stock method). As of December 31, 2015, there were 5,574,000 common stock equivalents that were anti-dilutive and were not included in the calculation. Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, loans receivable, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

Comprehensive Income

The Company records comprehensive income as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) includes foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. As of December 31, 2015 the Company had no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Stock Based Compensation

Stock based compensation costs are measured at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The Company determines the fair value of awards using the Black - Scholes valuation model.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2015 through the date these financial statements were issued.

NOTE B – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the period January 19, 2006 (date of inception) to December 31, 2015, the Company incurred losses of $6,957,840. The Company has minimal liquid assets. These factors, among others, indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE C – ACQUISITION OF ENDURANCE EXPLORATION GROUP LLC MEMBERSHIP INTERESTS

On December 31, 2013 the Company acquired 100% of the membership interests of Endurance Exploration Group LLC, a Florida Limited Liability Company by issuing 20,550,539 shares of its common stock.

The majority shareholders of Endurance Exploration Group, Inc. (formerly Tecton Corporation) also held a majority interest in Endurance Exploration Group LLC, and maintained controlling interests in both entities both before and after the transaction.  Accordingly, the acquisition has been accounted for as a corporate re-organization because of the common control.  The book value of Endurance Exploration Group LLC at the time of the acquisition was as follows:

Cash	$ 1,940
Fixed assets - net	448,980
Other assets	3,805

Total assets	$ 454,725

Accounts payable assumed	$ 8,927
Accrued expenses assumed	4,625
Shareholder loans assumed	60,000
Equity acquired	381,173

Total liabilities and equity	$ 454,725

NOTE D – PREPAID EXPENSES

On May 15, 2015, the Company entered into an agreement with Eclipse Group, Inc. to provide services, equipment and/or personnel in support of anticipated Endurance salvage projects, to inspect and recover one or more shipwreck cargoes located by Endurance.  The Company issued 2,000,000 common shares at $.25 per share with a value of $500,000.  These shares represent a prepayment for Eclipse services pursuant to a schedule of agreed upon costs and rates.  Eclipse will invoice the Company on a monthly basis as services are rendered.  During the year ended December 31, 2015, Eclipse rendered $150,000 of the services outlined in this agreement, and consequently the remaining balance of $350,000 is included in current assets as a prepaid expense.

NOTE E – FIXED ASSETS

Fixed assets consist of the following at December 31, 2015 and 2014:

	December 31,	December 31,
	2015	2014

Vessels and equipment	$ 665,323	$ 610,379
Computers and peripherals	14,092	14,092
	679,415	624,471
Less: Accumulated depreciation	(355,800)	(256,769)
Fixed Assets - net	$ 323,615	$ 367,702

Depreciation expense was $99,031 and $94,488 for the years ended December 31, 2015 and 2014 respectively.

NOTE F – ADVANCES FROM RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Loans and notes payable to related parties at December 31, 2015 and 2014 as detailed below are summarized as follows:

	December 31, 2015	December 31, 2014

Notes payable – related parties	$60,000	$60,000
Advances from related parties	95,500	281,500
	$155,500	$341,500

On December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members, Micah Eldred and Carl Dilley, in exchange for 20,550,539 shares of the Company’s common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC, $381,173 as of December 31, 2013.

On December 31, 2013, as a consequence of acquiring the membership interests of Endurance LLC, the Company assumed a liability of Endurance LLC to Micah Eldred under a demand promissory note, dated June 19, 2012, in the original principal amount of $60,000, bearing interest at 5%.  The note has no stipulated maturity date, and the balance due under the note at December 31, 2015, including accrued interest, was $67,625.

The Company has entered into a contract with Island Capital Management LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to serve as its transfer agent.  It did not charge the Company for its services during the years ended December 31, 2015 or 2014.

The Company has entered into a contract with Proxy & Printing, LLC, which is owned and controlled by Micah Eldred and Carl Dilley, to provide the Company with EDGAR, XBRL and Proxy services relating to its filings with the SEC.  It did not charge the Company for its services during the years ended December 31, 2015 or 2014.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 23, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

On September 3, 2014, the Company entered into a contract with Overseas Marine Vessel Corp, LLC (“OMVC”) pursuant to which it will provide the Marine Vessel Manisee in support of an estimated 10-day mission to investigate, identify and recovery artifacts from one or more shipwrecks located in our search area off the coast of New England.  We will reimburse OMVC in cash for all its out-of-pocket expenses only, including but not limited to, mooring, food, fuel, normal maintenance, satellite communications and crew costs.  Toni Eldred, the spouse of Micah Eldred, is a fifty percent owner of OMVC, and Micah Eldred is the co-manager of OMVC.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During the year ended December 31, 2014 , Micah Eldred on the one hand and Carl Dilley and Heather Dilley on the other, made advances to the Company in the aggregate amounts of $281,500 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2014, the aggregate amount of such advances outstanding was $281,500.

During the year ended December 31, 2015, Endeavour Cooperative Partners, LLC made net advances to the Company in the aggregate amount of $67,500, and Micah Eldred made net advances to the Company in the aggregate amount of $25,000 in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of December 31, 2015, the aggregate amount of such advances outstanding was $95,500. Interest has not been imputed on this balance as management has deemed it to be immaterial.

NOTE G – PREFERRED AND COMMON STOCK TRANSACTIONS AND REVERSE SPLIT

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island Capital Management, LLC, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On April 18, 2014, the Company issued 13,333 shares in satisfaction of those shares that have been issuable since 2008.

On June 24, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.  These shares were issued in July 2014.

On August 20, 2014, the Company sold 100,000 shares of common stock in a private placement for $.25 per share.

On September 5, 2014, the Company sold 32,000 shares of common stock in a private placement for $.25 per share.

On December 29, 2014, the Company issued 192,600 shares of common stock in exchange for services valued at an agreed upon value of $.25 per share.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During April 2015, the Company issued 600,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During May 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On May 15, 2015, the Company issued 2,000,000 common shares to Eclipse Group, Inc. at $.25 per share as prepayment for certain salvage services pursuant to an agreement entered into on the same date.  Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.

On June 29, 2015, the Company issued 8,184 common shares at $.25 per share for services.

During July 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During August 2015, the Company issued 1,670,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During September 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On September 30, 2015, the Company issued 167,725 common shares at $.25 per share for services.

During November 2015, the Company issued 149,600 common shares at $.25 per share for services.

NOTE H – WARRANTS AND OPTIONS

As of December 31, 2015, the Company had outstanding non-qualified options to purchase 5,574,000 shares of our common stock at any time prior to their expiration dates with an exercise price of $0.25 per share.

The Company issued 574,000 options, valued at $180,000, to purchase Common Stock during the fiscal year ended December 31, 2015 as stock issuance costs associated with Private Equity fund raising activity

The fair value for the options was estimated at the date of valuation using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	0.99%
Dividend yield	0.00%
Volatility factor	133.77%
Expected life	5.5 years

The following table represents stock option activity as of and for the year ended December 31, 2015:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options Outstanding - January 1, 2014	5,000,000	$0.25	2.0 years	$0.10
Granted / Vested	574,000	0.25	10.0 years	0.10
Exercised	-
Forfeited/expired/cancelled	-

Options Outstanding – December 31, 2015	5,574,000	$0.25	2.8 year	$0.10

Outstanding Exercisable – January 1, 2014	5,000,000	$0.25	2.0 years	$0.10
Outstanding Exercisable – December 31, 2015	5,574,000	$0.25	2.8 years	$0.10

NOTE I – INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $6,957,840 since inception on January 19, 2006. The Company computes tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. The net operating loss will start to expire in the year ended January 31, 2026.  Due to discontinuing operation in June 2008 and the change in ownership, restrictions may apply.

The components of the net deferred tax asset at December 31, 2015 and December 31, 2014 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31,	December 31,
	2015	2014

Net Operating Losses	$ 6,957,840	$ 5,599,328
Statutory Tax Rate	35%	35%
Effective Tax Rate	-	-
Deferred Tax Asset	2,435,244	1,959,765
Valuation Allowance	(2,435,244)	(1,959,765)
Net Deferred Tax Asset	$ -	$ -

The tax years ended December 31, 2012, 2013 and 2014 are open for audit by both federal and state taxing authorities.

NOTE J – SUBSEQUENT EVENTS

None

Endurance Exploration Group, Inc.

PROSPECTUS

GVC Capital, LLC

Until                     , 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_________, 2016

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	May 27, 2016

12,008,002 COMMON SHARES

574,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

This prospectus relates to 12,582,002 of our common shares, par value $0.001 per share, of Endurance Exploration Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

•

12,008,002 of our common shares; and

•

574,000 of our common shares issuable upon the exercise of warrants held by the selling shareholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus.  The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of Common Stock that, with the exception of the Warrant Shares, have already been issued and are currently outstanding. As of the date hereof, although the warrants are presently exercisable, there have been zero Warrant Shares issued because none of the warrants have been exercised.

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders but we will receive funds from the exercise of the warrants held by the selling shareholders if and when those warrants are exercised for cash. We will utilize any proceeds from the exercise of such warrants for general corporate and working capital purposes.

Our common shares are currently listed on the OTC QB under the symbol “EXPL”.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  You should consider carefully the risks that we have described in the section entitled RISK FACTORS” BEGINNING ON PAGE 24 OF THIS PROSPECTUS before deciding whether to invest in our common stock.

This Prospectus covers the Resale Offering by the Selling Shareholders of 12,582,002 shares of Common Stock. The Company is concurrently conducting a primary offering for 11,000,000 shares, which is covered in a separate Public Offering Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THIS PROSPECTUS BEFORE BUYING ANY SHARES OF KM WEDDING EVENTS MANAGEMENT, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2016

[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	17
FORWARD-LOOKING STATEMENTS	23
USE OF PROCEEDS	24
DIVIDEND POLICY	24
MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28
CORPORATE STRUCTURE AND HISTORY	34
DESCRIPTION OF BUSINESS	35
MANAGEMENT	48
EXECUTIVE COMPENSATION	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	59
DESCRIPTION OF SECURITIES	60
INTERESTS OF NAMED EXPERTS AND COUNSEL	66
WHERE YOU CAN FIND ADDITIONAL INFORMATION	67
SELLING SHAREHOLDERS	75
PLAN OF DISTRIBUTION	79
INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	R-14
SIGNATURES	73

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Securities being offered

Up to 12,008,002 shares of Common Stock, and 574,000 shares of Common Stock underlying warrants.. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	42,984,769 shares of Common Stock issued and outstanding as of April 8, 2016.

Net Proceeds to the Company

We will not receive proceeds from the resale of shares by the Selling Shareholders. We will receive funds from the exercise of the warrants held by the selling shareholders if and when those warrants are exercised for cash.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. We will receive funds from the exercise of the warrants held by the selling shareholders if and when those warrants are exercised for cash.  All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.

We will receive funds from the exercise of the warrants held by the selling shareholders if and when those warrants are exercised for cash.  Those funds will be used for general corporate purposes.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The table below lists the selling shareholders and other information regarding the beneficial ownership of the securities by each of the selling shareholders.  Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

The shares of Common Stock being offered for resale by the selling security holders consists of: (i) 12,008,002 shares of Common Stock previously issued to the selling security holders and (ii) 574,000 common shares underlying warrants. The aggregate number shares being offered for resale by existing shareholders is 12,232,002.

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of March 31, 2016 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Shareholder	Shares	Amount of shares being registered	Warrant Shares to be Registered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
Micah J. Eldred*	20,563,356	1,000,000		19,563,356	45.47%
Carl Dilley*	10,455,431	1,000,000		9,455,431	21.98%
Eclipse Group Inc.* (1)	2,100,000	1,000,000		2,100,000	2.56%
Christine Zitman*	1,003,092	1,000,000		3,092	<1.00%
Guy Zajonc*	1,000,000	1,000,000		0
Taylor Zajonc*	1,000,000	1,000,000		0
Susan L. Nelson Brown	400,000	400,000		0
Suzanna Ascioti	400,000	400,000		0
Errol De Montille	350,000	350,000		0
John D. Gibbs	340,000	340,000		0
Endeavour Cooperative Partners, LLC * (2)	340,000	340,000		0
Growth Ventures Inc. Pension Plan & Trust (3)	300,000	300,000		0
Ermanno Santilli (4) *	250,000	250,000		0
Heather Dilley*	145,493	145,493		0
Austen Zajonc	138,800	138,800		0
David Lopez	101,261	101,261		0
Abby Lord	100,000	100,000		0
Keith Holloway (5) *	100,000	100,000		0
Jazco Investments, LLC * (6)	100,000	100,000		0
Aquafund Canada Inc. (7)	100,000	100,000		0
Gwilym Owen Ashworth	100,000	100,000		0
John Kingsford	100,000	100,000		0
Pathway Management Advisors LLC (8)	100,000	100,000		0
Thomas Hill	100,000	100,000		0
Williamson Deep Ocean Engineering (9)	100,000	100,000		0
American Trust, IRA Custodian (10)	100,000	100,000		0
Bruce Eichacker Family Trust (11)	100,000	100,000		0
Dustin McConnell	100,000	100,000		0
John Combs	100,000	100,000		0
Michael Nowling	100,000	100,000		0
Roth IRA Fbo Michael Duringer	100,000	100,000		0
Sareja Holdings, LLC (12)	100,000	100,000		0
The Mirbod Fam Trust Dtd 4/8/96 (13)	100,000	100,000		0
Gordon Scott Paterson	100,000	100,000		0
Steven Saint Amour (14) *	100,000	100,000		0
Ray Darville Sr.	100,000	100,000		0
Robyn Labb	100,000	100,000		0
Todd James Heinzl	99,900	99,900		0
J Paul Consulting Corp. (15)	80,000	80,000		0

Jeffrey Ploen	80,000	80,000		0
Timothy Weller	71,300	71,300		0
Richard T. Huebner	60,000	60,000		0
Anna Kotlova	50,000	50,000		0
Michael Tompkins	50,000	50,000		0
James Bisping	40,000	40,000		0
Todd R. Burmeister & Erin R. Burmeister	40,000	40,000		0
Robert L. Burrell And Cecilia S. Burrell	40,000	40,000		0
Jon Kreiss	40,000	40,000		0
Kent J. Lund And Elizabeth A. Lund	40,000	40,000		0
Robert M. Nieder	40,000	40,000		0
Rex H. Ploen	40,000	40,000		0
Gary Randolph	40,000	40,000		0
Joseph Terranova And Jennifer Terranova	40,000	40,000		0
Oded Ezra	39,600	39,600		0
Ronald J. Bernier	33,600	33,600		0
John Putnam	32,000	32,000		0
Ocean Systems International Inc. (16)	28,925	28,925		0
Jesse Mclean Doren	27,500	27,500		0
Lynne Feliecia Mcconnell	25,000	25,000		0
Ray Darville Jr.	25,000	25,000		0
Elizabeth C Acuff	20,000	20,000		0
Charles H. Young Jr.	17,600	17,600		0
Randall William Melbye	17,600	17,600		0
Wrapmail, Inc. (17)	8,184	8,184		0
Dillon Robbins	5,000	5,000		0
Maximillian Haslam	5,000	5,000		0
Scott Reynolds	3,780	3,780		0
Micah & Toni Eldred (18) *	2,459	2,459		0
William H. Watson			227,903	0
Richard Huebner			120,744	0
Joel Blumenschein			66,463	0
Patrick Callen			42,000	0
James Stanley			41,134	0
Vicki Barone			21,744	0
Fred Hauck			17,500	0
Fulton Partners			7,500	0
Lawrence Rule			7,000	0
Brad Knight			7,000	0
Steve Bathgate			5,244	0
Greg Fulton			5,244	0
Andrea Kidd			2,000	0
GVC Partners LLC (19)			1,524	0
Anita Dudley			1,000	0
Total	41,779,881	12,008,002	574,000	0

*Represents affiliate shares

(1)	Steven Saint Amour has sole voting and investment control with respect to the shares offered by Eclipse Group Inc.
(2)	Micah Eldred and Carl Dilley have sole voting and investment control with respect to the shares offered by Endeavour Cooperative Partners.
(3)	Gary McAdam has sole voting and investment control with respect to the shares offered by Growth Ventures Inc. Pension Plan & Trust.
(4)	Includes Options to purchase 250,000 shares at $0.25 per share.
(5)	Shares beneficially held by spouse, Susan Holloway.
(6)	Christine Zitman has sole voting and investment control with respect to the shares offered by Jazco Investments, LLC.
(7)	Karl Kenney has sole voting and investment control with respect to the shares offered by Aquafund Canada Inc.

(8)	Philip Bucknell has sole voting and investment control with respect to the shares offered by Pathway Management Advisors LLC.

(9)	Michael Williamson has sole voting and investment control with respect to the shares offered by Williamson Deep Ocean Engineering.

(10)	Jon Kreiss has sole voting and investment control with respect to the shares offered by American Trust, IRA Custodian.

(11)	Bruce Eichacker has sole voting and investment control with respect to the shares offered by Bruce Eichacker Family Trust.

(12)	Manny Singh has sole voting and investment control with respect to the shares offered by Sareja Holdings, LLC.

(13)	Mohammad Ali Mirbod and Nooshin K. Mirbod has sole voting and investment control with respect to the shares offered The Mirbod Family Trust Dtd 4/8/96.

(14)	Steven Saint Armour is the Chief Operating Officer of Eclipse Group Inc.

(15)	Jeffrey Ploen has sole voting and investment control with respect to the shares offered by J Paul Consulting Corp.

(16)	Steven Dabagian has sole voting and investment control with respect to the shares offered by Ocean Systems International Inc.

(17)	Marco Alfonsi has sole voting and investment control with respect to the shares offered by Wrapmail, Inc.

(18)	Toni Eldred is the wife of Micah Eldred.

(19)	Richard Huebner and Vivian Barone have joint voting and investment control with respect to the shares owned by GVC Partners LLC.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•

a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

In addition to the foregoing, persons who purchase warrants from a selling shareholder pursuant to this prospectus and thereafter acquire our common shares upon the exercise of such warrants may resell such common shares without restriction by any method permitted by applicable law.

[RESALE PROSPECTUS ALTERNATE PAGE]

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. will pass on the validity of the common stock being offered pursuant to this Registration Statement.

The financial statements for the period ended December 31, 2015 and 2014 included in this prospectus and the Registration Statement have been audited by Green & Company CPA’s, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the common shares in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common shares, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

[RESALE PROSPECTUS ALTERNATE PAGE]

12,008,002 COMMON SHARES

574,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

ENDURANCE EXPLORATION GROUP, INC.

PROSPECTUS

May 27, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common shares being registered.

Securities and Exchange Commission registration fee(1)	$ 593.68
Transfer Agent Fees(1)	$ 0
Accounting fees and expenses(1)	$ 1,500	*
Legal fees and expenses(1)	25,000	*
Blue Sky/Underwriters’ counsel fees and expenses(1)	$ 15,000	*
Total	$42,085

*Estimates only

Item 14. Indemnification of Directors and Officers

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On May 6, 2013, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners LLC, a company controlled by Micah Eldred and Carl Dilley which was our largest shareholder at the time, relating to the conversion of indebtedness to Endeavour in the amount of $272,356. This amount represents the debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into preferred stock at $.000172 per share (pre-reverse split), which value was determined by the Board of Directors to be fair and reasonable at the time.  The Company did not have sufficient common shares available for issuance in exchange for the debt on these terms, so it was agreed that the Company would issue shares of preferred stock, and such preferred shares would be exchanged on a one-for-one basis in the future for shares of common stock.  Although the market price of the common stock was hovering around $0.0002 per share at the time, the Board determined that the market price was not reflective of the true value of the stock.  Indications of this included the following facts:

•

there was very minimal trading activity in the Company’s stock,

•

as of April 30, 2013, the Company had no assets and negative shareholders’ equity of $352,786, and

•

between December 15, 2012 and May 3, 2013, Endeavour Cooperative Partners LLC had purchased approximately 29,900,000 shares of Company stock from other shareholders at a price of $0.0001 per share.

On May 8, 2013, Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 19,736,560 of pre-reverse split preferred shares.  These shares converted to 493,414 shares of preferred stock after the reverse split, and were converted into shares of common stock on a one-for-one basis on December 31, 2013.

On December 31, 2013, we entered into an Addendum to the Debt Conversion Agreement, dated May 6, 2013, with Endeavour Cooperative Partners LLC, relating to the conversion of indebtedness to Endeavour in the amount of $289,390.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.022727 per share, which the Board believed to be based on the value of the stock prior to the closing of the acquisition of Endurance Exploration Group, LLC later that day, based on recent trading activity.  Endeavour converted all of such debt into shares on such date, as a result of which we issued 12,733,499 shares to Endeavour.

On December 31, 2013, we completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC (“Endurance LLC”), from its members in exchange for 20,550,539 shares of our common stock, valued at $0.0186 per share, based upon the net book value of the assets of Endurance LLC of $381,173 as of December 31, 2013.

On December 31, 2013, our Board of Directors authorized the issuance of, and we issued, options to purchase an aggregate of 5,000,000 shares of our common stock at $0.25 per share any time prior to December 31, 2015.  Options were issued to our directors (Micah Eldred, Carl Dilley and Christine Zitman), our employees and certain consultants and service providers as compensation for services rendered and as an inducement for the consultants (Guy Zajonc, Steven Saint Amour) to join our Board of Directors.

On April 7, 2014, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners LLC relating to the conversion of indebtedness to Endeavour in the amount of $35,000. This amount represents the related party debt payable to Endeavour as of that date. The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share. Endeavour converted all of such debt into shares, as a result of which we issued 140,000 shares to Endeavour.

On April 7, 2014, we entered into a Debt Conversion Agreement with Island Capital Management, LLC, a company owned and controlled by Endeavour Cooperative Partners LLC, relating to the conversion of indebtedness to Island in the amount of $70,000. This amount represents the related party debt payable to Island as of that date. The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share. Island converted all of such debt into shares, as a result of which we issued 280,000 shares to Island.

Also, in April 2014, we issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained in Note G of the Consolidated Financial Statements included herein. Such shares were exempt from registration under Regulation S as they were sold to an investor outside of the United States.

In April 2014, we issued 13,333 shares in satisfaction of those shares that have been issuable since 2008 as explained

On June 24, 2014, we entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to us in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse. The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by us. We issued 100,000 shares of common stock to Eclipse Group Inc., with an agreed value of $25,000, under the contract, and reimbursed Eclipse in cash for its cost for the second ROV technician.  In July 2014, we issued 100,000 shares of common stock for services at an agreed upon value of $0.25 per share.

In September 2014, we sold 132,000 shares of common stock in a private placement for $0.25 per share.

In December 2014, we issued 192,600 shares of common stock for services valued at $0.25 per share.

On February 12, 2015, we entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, we entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, we entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During April 2015, the Company issued 600,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During May 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On May 15, 2015, the Company issued 2,000,000 common shares to Eclipse Group, Inc. at $.25 per share as prepayment for certain salvage services pursuant to an agreement entered into on the same date.  Steven Saint Amour, who serves as a member of our Board of Directors, and Joan Saint Amour are the principal shareholders and officers of Eclipse.

On June 29, 2015, the Company issued 8,184 common shares at $.25 per share for services.

During July 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During August 2015, the Company issued 1,670,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

During September 2015, the Company issued 200,000 common shares at $.25 per share to non-affiliated investors in fulfillment of stock subscriptions received.

On September 30, 2015, the Company issued 167,725 common shares at $.25 per share for services.

During November 2015, the Company issued 149,600 common shares at $.25 per share for services.

All of the foregoing shares issuances were exempt from registration under Section 4(2)(a) of the Securities Act of 1933, as amended.

Item 16. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation Filed on April 2, 2007 as Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference.
3.2	Bylaws Filed on April 2, 2007 as Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference
3.3	Amended and Restated Bylaws Filed on January 22, 2013 as Exhibit 3.3 to the Report on Form 8-K and incorporated herein by reference
3.4	Amendment to the Articles of Incorporation Filed on December 31, 2013 as Exhibit 3.4 to the Report on Form 8-K and incorporated herein by reference.
3.5	Amended and Restated Articles of Incorporation Filed on December 31, 2013 as Exhibit 3.5 to the Report on Form 8-K and incorporated herein by reference.
3.6	Certificate of Amendment changing name to Endurance Exploration Group, Inc. effective January 24, 2014
Filed on January 2, 2014 as Exhibit 3.6 to the Report on Form 8-K and incorporated herein by reference.
4.1

Instrument Defining the Right of Holders – form of Share Certificate

Filed on April 17, 2007 as Exhibit 4.1 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference.

5.1	Opinion of Szaferman Lakind Blumstein Blader, P.C. (2)
10.1

Share Exchange Agreement between Tecton Corporation and Endurance Explorations Group, LLC, dated December 24, 2013

Filed on December 31, 2013 as Exhibit 10.13 to the Report on Form 8-K and incorporated herein by reference.

10.2	Letter Agreement between Endurance Exploration Group, Inc. and Eclipse Group Inc.
Filed on June 24, 2014 as Exhibit 10.1 to the Report on Form 8-K and incorporated herein by reference.
10.3	Letter Agreement between Endurance Exploration Group, Inc. and Eclipse Group Inc.
Filed on December May 18, 2015 as Exhibit 10.1 to the Report on Form 8-K and incorporated herein by reference.
10.4	Letter Agreement between Endurance Exploration Group, Inc. and Overseas Marine Vessel Corp, LLC
Filed on December May 18, 2015 as Exhibit 10.2 to the Report on Form 8-K and incorporated herein by reference.
10.5	Letter Agreement dated June 8, 2015 between Endurance Exploration Group, Inc. and NBCUniversal Media, LLC.
Filed on December June 9, 2015 as Exhibit 10.1 to the Report on Form 8-K and incorporated herein by reference.
14.1	Related Party Transaction Policy Filed on January 24, 2008 2007 as Exhibit 14.1 to the Registration Statement on Form SB-2 (File No. 333-148833) and incorporated herein by reference.

14.2	Code of Business Conduct & Ethics
Filed on October 14, 2014 as Exhibit 14 to the Report on Form 8-K and incorporated herein by reference.
21	Subsidiaries of the Company Filed on December 31, 2013 as Exhibit 21 to the Report on Form 8-K and incorporated herein by reference.
23.1	Consent of Green & Company CPA’s (1)
23.2	Consent of Counsel (included in Exhibit (5.1) (2)

(1)

Filed herewith

(2)

To be filed by amendment

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, FL, on the 8th  day of June, 2016.

ENDURANCE EXPLORATION GROUP, INC.

By: /s/ Micah Eldred
Micah Eldred
Chairman, Chief Executive Officer (Principal Executive Officer) and President

By: /s/ Christine Zitman
Christine Zitman
Director, Chief Financial Officer (Principal Financial Officer), Secretary, Treasurer

Pursuant to the requirements of the Exchange Act this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Micah Eldred	Date: June 8, 2016
Micah Eldred
Director, Chief Executive Officer (Principal Executive Officer), and President

/s/ Christine Zitman	Date: June 8, 2016
Christine Zitman
Director, Chief Financial Officer, (Principal Financial Officer), Secretary, Treasurer
/s/ Carl Dilley	Date: June 8, 2016
Carl Dilley
Director and Vice President